Exhibit 10.3



                                                                  EXECUTION COPY


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                         RECEIVABLES PURCHASE AGREEMENT

                                      AMONG

                 SIERRA NEVADA WIRELESS RECEIVABLES CORPORATION,

                                   AS SELLER,

                     AT&T WIRELESS SERVICES OF NEVADA, INC.,

                                  AS SERVICER,

               CIESCO L.P., CORPORATE ASSET FUNDING COMPANY, INC.,
                  ASSET SECURITIZATION COOPERATIVE CORPORATION
                      AND RECEIVABLES CAPITAL CORPORATION,

                             AS CONDUIT PURCHASERS,

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

                                  PARTY HERETO,

                  AS COMMITTED PURCHASERS AND MANAGING AGENTS,

                                       AND

                          CITICORP NORTH AMERICA, INC.,

    AS PROGRAM AGENT FOR THE CONDUIT PURCHASERS AND THE COMMITTED PURCHASERS

                            DATED AS OF MARCH 1, 2002

================================================================================


                                TABLE OF CONTENTS


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
ARTICLE I  DEFINITIONS..............................................................1

     SECTION 1.01.  Certain Defined Terms...........................................1
     SECTION 1.02.  Other Terms and Constructions..................................24
     SECTION 1.03.  Computation of Time Periods....................................24

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASES.....................................24

     SECTION 2.01.  The Purchase Facility..........................................24
     SECTION 2.02.  Making the Purchases...........................................26
     SECTION 2.03.  Yield and Fees.................................................27
     SECTION 2.04.  Settlement Procedures..........................................27
     SECTION 2.05.  Payments and Computations, Etc.................................30
     SECTION 2.06.  Additional Yield...............................................31
     SECTION 2.07.  Yield Protection...............................................31
     SECTION 2.08.  Increased Capital..............................................31
     SECTION 2.09.  Taxes..........................................................32
     SECTION 2.10.  Tax and Accounting Treatment...................................33
     SECTION 2.11.  Sale Agreement Rights..........................................33
     SECTION 2.12.  Distribution of Ineligible Receivables.........................33
     SECTION 2.13.  Voluntary Liquidation..........................................34

ARTICLE III  CONDITIONS OF PURCHASES...............................................34

     SECTION 3.01.  Conditions Precedent to Initial Purchase.......................34
     SECTION 3.02.  Conditions Precedent to Purchases during a Voluntary
                    Liquidation Period or after Reduction of Capital to Zero.......34
     SECTION 3.03.  Conditions Precedent to All Purchases..........................34

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.........................................35

     SECTION 4.01.  Representations and Warranties of the Seller...................35
     SECTION 4.02.  Representations and Warranties of the Servicer.................39

ARTICLE V  GENERAL COVENANTS.......................................................41

     SECTION 5.01.  Affirmative Covenants of the Seller............................41
     SECTION 5.02.  Reporting Requirements of the Seller...........................44
     SECTION 5.03.  Negative Covenants of the Seller...............................45
     SECTION 5.04.  Covenants of the Servicer......................................47

ARTICLE VI  ADMINISTRATION OF RECEIVABLES..........................................51
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
     SECTION 6.01.  Designation of Servicer........................................51
     SECTION 6.02.  Duties of the Servicer.........................................52
     SECTION 6.03.  Rights of the Program Agent....................................53
     SECTION 6.04.  Responsibilities of the Seller.................................53
     SECTION 6.05.  Further Action Evidencing Program Agent's Interest.............54

ARTICLE VII  EVENTS OF TERMINATION.................................................54

     SECTION 7.01.  Events of Termination..........................................54

ARTICLE VIII  INDEMNIFICATION......................................................57

     SECTION 8.01.  Indemnities by the Seller......................................57
     SECTION 8.02.  Indemnities by the Servicer....................................60
     SECTION 8.03.  Materiality Considerations.....................................60

ARTICLE IX  THE AGENTS.............................................................60

     SECTION 9.01.  Authorization and Action.......................................60
     SECTION 9.02.  Agents' Reliance, Etc..........................................61
     SECTION 9.03.  Agents and Affiliates..........................................61
     SECTION 9.04.  Purchaser's Purchase Decision..................................61
     SECTION 9.05.  Delegation of Duties...........................................62
     SECTION 9.06.  Successor Agents...............................................62

ARTICLE X  MISCELLANEOUS...........................................................62

     SECTION 10.01.  Amendments, Etc...............................................62
     SECTION 10.02.  Notices, Etc..................................................63
     SECTION 10.03.  No Waiver; Remedies...........................................63
     SECTION 10.04.  Binding Effect; Assignability.................................63
     SECTION 10.05.  Additional Purchase Groups....................................65
     SECTION 10.06.  GOVERNING LAW; WAIVER OF JURY TRIAL...........................65
     SECTION 10.07.  Costs, Expenses and Taxes.....................................66
     SECTION 10.08.  No Proceedings................................................66
     SECTION 10.09.  Execution in Counterparts; Severability.......................66
     SECTION 10.10.  Confidentiality...............................................66

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A         Credit and Collection Policy

EXHIBIT B         Form of Purchase Request

EXHIBIT C-1       Form of Investor Report

EXHIBIT C-2       Form of Weekly Report

EXHIBIT D         Form of Lock-Box Agreement

EXHIBIT E         List of Offices of Seller where Records Are Kept

EXHIBIT F         List of Lock-Box Banks and Lock-Box Accounts

EXHIBIT G         List of Closing Documents

EXHIBIT H         Form of Contracts

EXHIBIT I         Form of Joinder Agreement

SCHEDULE I        Originators

SCHEDULE II       Group Purchase Limits

SCHEDULE III      Notice Addresses

SCHEDULE IV       Special Concentration Limits



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
                         RECEIVABLES PURCHASE AGREEMENT

                  This RECEIVABLES PURCHASE AGREEMENT dated as of March 1, 2002 among SIERRA NEVADA WIRELESS RECEIVABLES CORPORATION, a Delaware corporation, as Seller, AT&T WIRELESS SERVICES OF NEVADA, INC., a Nevada corporation, as Servicer, CIESCO L.P., CORPORATE ASSET FUNDING COMPANY, INC., ASSET SECURITIZATION COOPERATIVE CORPORATION, and RECEIVABLES CAPITAL CORPORATION, (collectively referred to as the "Conduit Purchasers" and each, individually, a "Conduit Purchaser"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Committed Purchasers and Managing Agents, and CITICORP NORTH AMERICA, INC., a Delaware corporation, as Program Agent for the Conduit Purchasers and the Committed Purchasers. Capitalized terms used herein shall have the meanings specified in Section 1.01.


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement (both above and elsewhere), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


                  "AB Cellular" means AB Cellular LA, LLC, a Delaware limited liability company.

                  "Additional Yield" has the meaning assigned to that term in
Section 2.06.

                  "Adverse Claim" means a Lien other than any Permitted Lien.

                  "Adjusted Net Receivables Pool Balance" means at any time of calculation hereunder, the Net Receivables Pool Balance minus the Required Reserves at such time.

                  "Affected Party" means any Purchaser, CNAI, individually and in its capacity as Program Agent, any Managing Agent, any Liquidity Provider and any parent company controlling any of the foregoing.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such specified Person..

                  "Agreement" means this Receivables Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Asset Purchase Agreement" means any asset purchase or other agreements pursuant to which a Conduit Purchaser may from time to time assign part or all of its Purchased Interest as amended, restated, supplemented or otherwise modified from time to time.



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
                  "Assignee Rate" for any Purchaser during any Settlement Period means a rate per annum equal to the LIBO Rate plus (a) other than during a Level 2 Ratings Downgrade Period, 1.25% or (b) during a Level 2 Ratings Downgrade Period, 2.00%; provided, however, that the Assignee Rate shall be equal to the Base Rate in effect from time to time (i) for any Settlement Period that is not equal to a month, (ii) with respect to any portion of Capital not outstanding during an entire Settlement Period, and (iii) at any time when it is unlawful for such Purchaser to obtain funds in, or such Purchaser is not offering deposits in dollars in, the London interbank market. Following the occurrence and during the continuance of any Event of Termination, the Assignee Rate for each Settlement Period shall be a rate per annum equal to the Base Rate plus (x) other than during a Level 2 Ratings Downgrade Period, 2.00% or (y) during a Level 2 Ratings Downgrade Period, 3.00%.

                  "ATTWS" means AT&T Wireless Services, Inc., a Delaware corporation.

                  "Average Maturity" means, on any day, that period (expressed in days) equal to the weighted average maturity of the Receivables as shall be calculated by the Servicer as set forth in the most recent Investor Report or Weekly Report in accordance with the provisions thereof; provided, however, that if the Program Agent should determine that such method of calculation no longer accurately reflects the average maturity of the Receivables, the Program Agent may recalculate the Average Maturity for such day using the Program Agent's own method.

                  "AWS Nevada" means AT&T Wireless Services of Nevada, Inc., a Nevada corporation.

                  "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor thereto.

                  "Base Rate" shall mean:

                  (i) for any Purchaser in the CNAI Purchase Group, a fluctuating interest rate per annum equal to the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate;

                  (ii) for any Purchaser in the CIBC Purchase Group, the rate announced by Canadian Imperial Bank of Commerce from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes;

                  (iii) for any Purchaser in the BOA Purchase Group, a fluctuating interest rate per annum equal to the rate of interest announced publicly by Bank of America, N.A. in Charlotte, North Carolina, from time to time as its "prime rate"; and

                  (iv) for any other Purchaser, a rate of interest per annum agreed to in writing by the related Managing Agent and the Seller.



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                  "BOA Purchase Group" means the Purchase Group for which Bank of America, N.A. is the Managing Agent.

                  "Breakage Amount" means, for any Settlement Period prior to the Termination Date during which Capital is reduced pursuant to Section 2.01(c), Section 2.02(c) or Section 2.13, the amount, if any, by which (i) the Additional Yield (calculated without taking into account any Breakage Amount) which would have accrued on the reductions of such Capital during such Settlement Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the applicable Purchaser or the applicable Liquidity Provider from the investment by such Person of the proceeds of such reductions of Capital.

                  "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City, New York, Charlotte, North Carolina or Chicago, Illinois and, if the term "Business Day" is used in connection with the LIBO Rate, any day on which dealings are carried on in the London interbank market.

                  "Capital" means, at any time, with respect to a Purchaser, the sum of amounts paid to the Seller by such Purchaser pursuant to Section 2.02(b) reduced from time to time by Collections received and distributed as reductions on account of such Capital pursuant to Section 2.01(c) or Section 2.04 and, with respect to all Purchasers, means the aggregate outstanding Capital of all Purchasers.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. generally accepted accounting principles.

                  "Capital Payment Date" means (a) other than during a Level 2 Ratings Downgrade Period, the day immediately succeeding each Monthly Reporting Date, and (b) (i) during a Level 2 Ratings Downgrade Period or (ii) during any Voluntary Liquidation Period, the day immediately succeeding each Weekly Reporting Date, or, in each case, if such day is not a Business Day, the next succeeding Business Day; provided, that the Program Agent may, in its discretion, during a Voluntary Liquidation Period or following the occurrence and during the continuance of an Event of Termination, by notice to the Seller, require that Capital Payment Dates occur more frequently.

                  "Capital Purchase" has the meaning set forth in Section
2.02(a).

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than ATTWS, any Subsidiary of ATTWS or any ATTWS sponsored employee benefit plan, of shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of ATTWS; or (b)



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occupation of a majority of the seats (other than vacant seats) on the board of directors of ATTWS by Persons who are not Continuing Directors. For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of ATTWS on the date hereof and (ii) each other director nominated or appointed by at least two thirds of the Continuing Directors at the time of such nomination or appointment.

                  "CIBC Purchase Group" means the Purchase Group for which Canadian Imperial Bank of Commerce is the Managing Agent.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "CNAI" means Citicorp North America, Inc., a Delaware corporation.

                  "CNAI Purchase Group" means the Purchase Group for which CNAI is the Managing Agent.

                  "Collection Account" means account number 30502394, or any other account which may be designated by the Program Agent from time to time, maintained at Citibank in the name of the Program Agent on behalf of the Purchasers, for the purpose of receiving Collections during a Voluntary Liquidation Period or following an Event of Termination; provided, however, that if Citibank's short term unsecured debt rating is (a) withdrawn or is A-2 or lower by S&P or (b) withdrawn or is P-2 or lower by Moody's, the Collection Account shall, after notice to the Seller and the Servicer, be maintained at another financial institution, satisfactory to the Managing Agents, which shall at all times have a short term unsecured debt rating of at least A-1 by S&P and P-1 by Moody's.

                  "Collections" means, with respect to any Receivable, any and all related cash collections and proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, all amounts due as fees or charges for late payments and any amounts deemed to have been received pursuant to Section 2.04(a).

                  "Commitment" means, for any Committed Purchaser, the maximum amount of Capital which may be advanced by such Committed Purchaser as set forth opposite such Committed Purchaser's name on the signature pages to this Agreement under the caption "Commitment", subject to assignment pursuant to
Section 10.04, as such amount may be reduced in accordance with Section 2.01(b).

                  "Committed Purchaser" means, as to any Conduit Purchaser, each of the financial institutions listed on the signature pages to the Agreement as a "Committed Purchaser" for such Conduit Purchaser, together with its respective successors and permitted assigns.

                  "Committed Purchaser Percentage" means, for any Committed Purchaser, a fraction (expressed as a percentage) computed by dividing such Committed Purchaser's Commitment by the aggregate Commitments of all Committed Purchasers in such Committed Purchaser's related Purchase Group.

                  "Concentration Limit" means, for any Obligor, at any time, (a) one percent (1.0%), or (b) such other percentage (a "Special Concentration Limit") for such Obligor as set



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forth on Schedule IV or as may be designated by the Managing Agents in writing from time to time, which Special Concentration Limit is subject to reduction or cancellation by any Managing Agent the related Group Purchase Limit of which is greater than or equal to $250,000,000, upon notice from such Managing Agent to the Seller and the Servicer; provided, however, that in the case of an Obligor with any affiliated Obligors, the Concentration Limit and the Receivables related thereto shall be calculated as if such Obligor and such one or more affiliated Obligors were one Obligor.

                  "Conduit Purchase Limit" means, for any Conduit Purchaser, the maximum amount of Capital which may be advanced by such Conduit Purchaser as set forth opposite such Conduit Purchaser's name on the signature pages to this Agreement (or on the signature pages to the Joinder Agreement pursuant to which such Conduit Purchaser became a party hereto) under the caption "Conduit Purchase Limit", subject to assignment pursuant to Section 10.04, as such amount may be modified from time to time by notice from the related Managing Agent to the Seller and the Program Agent.

                  "Conduit Purchaser" means, as applicable, CIESCO L.P., Corporate Asset Funding Company, Inc., Asset Securitization Cooperative Corporation, Receivables Capital Corporation, or any other commercial paper conduit, which is managed by one of the Managing Agents or which becomes a party hereto in accordance with the terms of Section 10.04(b).

                  "Contract" means an agreement or other arrangement, including a purchase order or invoice, pursuant to or under which an Obligor shall be obligated to pay for services rendered by an Originator or ATTWS from time to time.

                  "CP Note" means any commercial paper note issued by a Conduit Purchaser.

                  "CP Rate" shall mean:

                  (i) for any Conduit Purchaser in the CNAI Purchase Group, for each Settlement Period, the per annum rate equal to the weighted average of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the CP Notes that are allocated, in whole or in part, by the Managing Agent (on behalf of such Conduit Purchaser) to fund or maintain such Conduit Purchaser's Purchased Interest during such Settlement Period, as determined by the Managing Agent (on behalf of such Conduit Purchaser) and reported to the Seller, the Program Agent and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of CP Notes, to the extent such commissions are allocated, in whole or in part, to such CP Notes by the Managing Agent on behalf of such Conduit Purchaser; provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Settlement Period, the Managing Agent for such Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum;

                  (ii) for any Conduit Purchaser in the CIBC Purchase Group, for each Settlement Period, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of commercial paper notes that are allocated, in whole or in part, to fund such



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Conduit Purchaser's Purchased Interest during such Settlement Period (and which may also be allocated in part to the funding of other assets of such Conduit Purchaser) as determined by the Managing Agent (on behalf of such Conduit Purchaser) and reported to the Seller, the Program Agent and the Servicer; provided, however, that if any component of such rate is a discount rate in calculating the CP Rate for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the "weighted average cost" shall consist of (x) the actual interest rate paid to purchasers of commercial paper notes issued by such Conduit Purchaser, (y) the costs associated with the issuance of such commercial paper notes, including dealer fees and commissions to placement agents, and (z) interest on other borrowing or funding sources by such Conduit Purchaser, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.;

                  (iii) for any Conduit Purchaser in the BOA Purchaser Group, for each Settlement Period, the per annum rate equal to the weighted average of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the CP Notes that are allocated, in whole or in part, by the Managing Agent (on behalf of such Conduit Purchaser) to fund or maintain such Conduit Purchaser's Purchased Interest during such Settlement Period, as determined by the Managing Agent (on behalf of such Conduit Purchaser) and reported to the Seller, the Program Agent and the Servicer, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of CP Notes, to the extent such commissions are allocated, in whole or in part, to such CP Notes by the Managing Agent on behalf of such Conduit Purchaser; provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Settlement Period, the Managing Agent for such Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and

                  (iv) for any Conduit Purchaser party to this Agreement pursuant to a Joinder Agreement, for each Settlement Period, the "CP Rate" set forth in such Joinder Agreement.

                  Following the occurrence and during the continuance of any Event of Termination, the CP Rate for each Conduit Purchaser for each Settlement Period shall be the Base Rate plus (A) other than during a Level 2 Ratings Downgrade Period, 2.00% per annum and (B) during a Level 2 Ratings Downgrade Period, 3.00% per annum.

                  "Credit and Collection Policy" means, with respect to any Receivable, the credit and collection policies and practices attached as Exhibit A hereto relating to such Receivable and the related Obligor.

                  "Deemed Loss Ratio" means, for any Monthly Period, the fraction (expressed as a percentage) determined as of the last day of each such Monthly Period by dividing (i) the aggregate Outstanding Balance of all Receivables that (a) are aged at least 91 days, but no greater than 120 days from their respective original billing dates on such date or (b) were written off the books of the Seller at any time during such Monthly Period if aged less than 91 days from their respective original billing dates on such date, by (ii) the aggregate amount of all Sales during the fourth preceding Monthly Period.



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
                  "Default Ratio" means, for any Monthly Period, the fraction (expressed as a percentage) determined as of the last day of such Monthly Period by dividing (i) the aggregate Outstanding Balance of all Receivables that remained unpaid for more than ninety (90) days from the original invoice date on such date by (ii) the aggregate Outstanding Balance of all Receivables on such date.

                  "Default Stress Factor" means 2.0.

                  "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than ninety (90) days from the original invoice date, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(f) or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off as uncollectible.

                  "Delinquency Ratio" means, for any Monthly Period, the fraction (expressed as a percentage) determined as of the last day of each such Monthly Period by dividing (i) the aggregate Outstanding Balance of all Receivables that are Delinquent Receivables on such date by (ii) the aggregate Outstanding Balance of all Receivables on such date.

                  "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and (i) as to which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original invoice date or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent.

                  "Diluted Receivable" means that portion of any Receivable which is either (a) reduced or canceled as a result of a Dilution Factor or (b) subject to any specific pending dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof).

                  "Dilution Factor" means any of the following factors giving rise to dilution: (i) any rejected services, wrong billings, any cash discount, or any failure by an Originator to perform any services or otherwise perform under the underlying Contract or invoice, (ii) any change, allowance or cancellation of any terms of such Contract or invoice or any other adjustment by such Originator which reduces the amount payable by the Obligor on the related Receivable and (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction).

                  "Dilution Horizon Factor" means, for any Monthly Period, a fraction (expressed as a percentage) determined as of the last day of such Monthly Period by dividing (i) the sum of (a) the aggregate amount of Sales during such Monthly Period plus (b) the aggregate Outstanding Balance of all Unbilled Receivables as of such day, by (ii) the aggregate Outstanding Balance of all Receivables as of such day minus the aggregate Outstanding Balance of all Defaulted Receivables as of such day.

                  "Dilution Ratio" means, for any Monthly Period, a fraction (expressed as a percentage) determined as of the last day of such Monthly Period by dividing (i) the portion of all Receivables which became Diluted Receivables during such Monthly Period by (ii) the aggregate amount of all Sales during the Monthly Period immediately preceding the Monthly Period referred to in clause (i).

                  "Dilution Reserve" means, at any time, an amount equal to the product of (i) the Dilution Reserve Percentage multiplied by (ii) the Net Receivables Pool Balance (without giving effect to clause (iv) of the definition thereof).

                  "Dilution Reserve Percentage" means, for any Monthly Period, a percentage, determined as of the last day of such Monthly Period, equal to the product of (i) the sum of (A) the product of (1) the Dilution Stress Factor, multiplied by (2) the average of the Dilution Ratios for the twelve (12) most recently ended Monthly Periods, plus (B) the Dilution Volatility Ratio as of such day, multiplied by (ii) the Dilution Horizon Factor as of such day.

                  "Dilution Stress Factor" means 2.0.

                  "Dilution Volatility Ratio" means, for any Monthly Period, a percentage determined as of the last day of such Monthly Period equal to:

                          (HDR minus ADR) x (HDR/ADR)

                  where:

                  HDR = the highest Dilution Ratio for any Monthly Period during the twelve (12) most recently ended Monthly Periods; and

                  ADR = the average of the Dilution Ratios for each of the twelve (12) most recently ended Monthly Periods.

                  "Dynamic Loss Reserve Percentage" means, for any Monthly Period, a percentage determined as of the last day of such Monthly Period equal to the product of (i) the Default Stress Factor, multiplied by (ii) the highest average Deemed Loss Ratio for any three (3) consecutive Monthly Periods during the preceding twelve (12) Monthly Periods, multiplied by (iii) the Loss Horizon Factor as of such date.

                  "Effective Date" means the first Business Day on which all of the conditions precedent to the Initial Purchase, as described in Section 3.01, have been satisfied.

                  "Eligible Receivable" means a Transferred Receivable:

                  (i) the Obligor of which (x) is a United States resident, (y) is not an Affiliate or Subsidiary of the applicable Originator, ATTWS or the Seller;

                  (ii) which is not a Defaulted Receivable;

                  (iii) the Obligor of which, if one of the twenty largest Obligors (by aggregate Outstanding Balance of Receivables), is not the Obligor of Defaulted Receivables in the aggregate amount of ten percent (10.0%) or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

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                  (iv) which is denominated and payable only in United States dollars within the United States;

                  (v) which, together with the Contract related thereto, does not contravene, in any material respect, any laws, rules or regulations applicable thereto (including, without limitation, laws, rules or regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (vi) which is freely assignable and the Contract with respect to which does not require the consent, authorization or approval of, or notice to, the Obligor thereof or any Governmental Authority (except for such consents, authorizations, approvals or notices which have already been obtained or are not required to assign such Receivable under applicable law) to convey such Receivable, the related Contract, the Related Security and the Collections from the applicable Originator to the Seller, and from the Seller to the Program Agent, for the benefit of Purchasers;

                  (vii) which, satisfies all applicable requirements of the Credit and Collection Policy;

                  (viii) which, pursuant to the Contract related thereto, is required to be paid in full within sixty (60) days of the original billing date therefor;

                  (ix) which (1) is an "account" within the meaning of 9-102 of the UCC of the State of New York, (2) is an account receivable representing all or part of the sales price of merchandise or insurance sold or services rendered within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, (3) together with the Contract related thereto, (x) has been duly authorized, (y) is in full force and effect, and (z) constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to the Enforceability Exceptions,
(4) has not been satisfied, released, canceled, subordinated or rescinded, nor has any instrument been executed by the applicable Originator or the Seller which would effect any such satisfaction, release, cancellation, subordination or rescission and (5) is not subject to any specific pending dispute, right of rescission, setoff, recoupment, counterclaim or defense (except the bankruptcy or insolvency of such Obligor) whether arising out of transactions concerning such Receivable or otherwise (provided, that only the portion of the Receivable subject to any such dispute, right of rescission, setoff, recoupment, counterclaim or defense shall be deemed ineligible);

                  (x) a purchase of which with the proceeds of CP Notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (xi) good and marketable title to which (including all of its interest in all Related Security and Collections with respect thereto) with respect to any Receivable originated by an Originator, has been conveyed by such Originator to the Seller under the Sale Agreement, free of any Adverse Claim;

                  (xii) which arises from the provision of services by the applicable Originator or ATTWS to an Obligor pursuant to a Contract governed by the laws of one of the United States of America in substantially the form attached hereto as Exhibit H;

                  (xiii) with respect to which all obligations on the part of the applicable Originator, ATTWS and the Seller have been performed to the extent necessary to establish the right to receive full payment;

                  (xiv) which has not been compromised, adjusted or modified (including by extension of time of payment or the granting of any discounts, allowances or credits) other than in accordance with the Credit and Collection Policy and which is not voidable; and

                  (xv) as to which no Managing Agent for which the related Group Purchase Limit is greater than or equal to $250,000,000 has notified the Seller that such Managing Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable.

                  "Enforceability Exceptions" means exceptions to the enforceability of an obligation arising under (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

                  "ERISA Event" means, with respect to any Person, (a) any "reportable event", as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by such Person or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by such Person or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan;
(f) the incurrence by such Person or any of its ERISA Affiliates of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by such Person or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from such Person or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Reserve Percentage" for any Settlement Period means the reserve percentage applicable to the related Affected Party during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Affected Party in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Settlement Period.

                  "Event of Termination" has the meaning assigned to that term in Section 7.01.

                  "Excluded Receivable" means (i) all indebtedness of any Obligor domiciled outside of the United States; and (ii) any indebtedness of an Obligor arising from the provision of services by an Originator, which indebtedness is classified as a "national account" on the books and records of the related Originator or the Servicer, and identified on such books and records by a ten digit account number, the first seven digits of which are "9997777".

                  "Facility Documents" means collectively, this Agreement, the Sale Agreement, the Performance Undertaking, each Fee Letter, each Lock-Box Agreement and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

                  "Fee Letter" means that certain Fee Letter dated as of the date hereof among the Program Agent, the Managing Agents, and the Seller, and any other fee letter executed in connection with a Joinder Agreement, each as amended, restated, supplemented or otherwise modified from time to time.

                  "Final Collection Date" means the date on or following the Termination Date on which the aggregate outstanding Capital has been reduced to zero and the Affected Parties have received all amounts payable to the Affected Parties (including Yield) pursuant to this Agreement or any other Facility Document.

                  "Funding Amount" has the meaning set forth in Section 2.02(b).

                  "Funding Percentage" means, with respect to any Purchase Group at any time, a fraction (expressed as a percentage) computed by dividing the Group Purchase Limit of such Purchase Group at such time by the Purchase Limit at such time.

                  "Governmental Authority" means any federal, state, local or foreign government, any political subdivision of any of the foregoing and any agency or instrumentality of any of the foregoing.

                  "Governmental Authority Overconcentration Amount" means, (i) other than during a Level 2 Ratings Downgrade Period, the aggregate, for all Obligors which are Governmental Authorities, of the amounts by which the aggregate Outstanding Balance of all Eligible Receivables of such Obligors exceeds the product of (x) five percent (5.0%) and (y) the aggregate Outstanding Balance of all Transferred Receivables at such time, and (ii) during a Level 2 Ratings Downgrade Period, the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are Governmental Authorities.

                  "Group Purchase Limit" means, for any Purchase Group, the amount set forth on Schedule II (or in the Joinder Agreement pursuant to which such Purchase Group became party hereto) subject to assignment pursuant to
Section 10.04, as such amount may be reduced in accordance with Section 2.01(b).

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such indebtedness or obligation.

                  "Incipient Event of Termination" means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for money borrowed that is created, assumed or incurred in any manner by such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) all Capital Lease Obligations of such Person, and (e) all Guarantees of such Person.

                  "Initial Purchase" means the first Purchase made pursuant to this Agreement.

                  "Initial Purchase Date" means the date of the Initial
Purchase.

                  "Investor Report" means a report, in substantially the form of Exhibit C-1, furnished by the Servicer to the Managing Agents for the Purchasers pursuant to Section 5.04(b)(v).

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "IRS" means the Internal Revenue Service of the United States of America.

                  "Joinder Agreement" means a joinder agreement substantially in the form set forth in Exhibit I hereto pursuant to which a new Purchase Group becomes party to this Agreement.

                  "Level 1 Ratings Downgrade Period" means any period of time, other than a Level 2 Ratings Downgrade Period, during which ATTWS' senior unsecured long term debt is rated less than (i) BBB by S&P or (ii) Baa2 by Moody's.

                  "Level 2 Ratings Downgrade Period" means any period of time during which the rating of ATTWS' senior unsecured long term debt is withdrawn by S&P or Moody's or such debt is rated less than (i) BBB- by S&P or (ii) Baa3 by Moody's.

                  "LIBO Rate" shall mean:

                  (i) for any Purchaser in the CNAI Purchase Group, for any Settlement Period, the rate of interest per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the first day of such Settlement Period in an amount approximately equal or comparable to the then outstanding Capital and for a period equal to such Settlement Period;

                  (ii) for any Purchaser in the CIBC Purchase Group, for any Settlement Period, means the rate appearing on the Dow Jones Markets Service Page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of such Settlement Period for a term comparable to such Settlement Period, or if no such rate is available, then the LIBO Rate shall be the rate per annum for deposits in U.S. Dollars which appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of such Settlement Period for a term comparable to such Settlement Period, or if neither of the foregoing rates are available the rate determined by the Managing Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of such Settlement Period for a term comparable to such Settlement Period;

                  (iii) for any Purchaser in the BOA Purchase Group, for any Settlement Period, the rate of interest per annum at which deposits in U.S. Dollars are offered by the principal office of Bank of America, N.A. in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the first day of such Settlement Period in an amount approximately equal or comparable to the then outstanding Capital and for a period equal to such Settlement Period; and

                  (iv) for any Purchaser party to this Agreement pursuant to a Joinder Agreement, for each Settlement Period, the "LIBO Rate" set forth in such Joinder Agreement.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever that is intended as security.

                  "Liquidation Yield" means, for purposes of calculating the Yield and Fee Reserve, an amount equal to the product of (a) the sum of (i) the product of the Rate Variance Factor times the Assignee Rate for a period of thirty (30) days deemed to have commenced on the date of the calculation of the Yield and Fee Reserve, plus (ii) the Program Fee, plus (iii) the Servicer Fee, multiplied by (b) Capital multiplied by (c) a fraction, having as its numerator the product of the Average Maturity multiplied by 1.2, and having as its denominator, 360.

                  "Liquidity Fee" has the meaning set forth in the Fee Letter.

                  "Liquidity Provider" means any of the financial institutions from time to time party to any Asset Purchase Agreement or any liquidity loan agreement or similar arrangement with a Conduit Purchaser.

                  "Lock-Box" means any post office box, including those post office boxes listed on Exhibit G for the purpose of receiving payments on Receivables or other Collections.

                  "Lock-Box Account" means any account, including, without limitation, those accounts listed on Exhibit F, maintained at a financial institution for the purpose of receiving Collections.

                  "Lock-Box Agreement" means an agreement with respect to a Lock-Box or a Lock-Box Account at a Lock-Box Bank, in substantially in one of the forms attached as Exhibit D or such other form as may be acceptable to the Program Agent in its discretion, among the Seller, each applicable Originator, the Program Agent and such Lock-Box Bank or (if applicable) Lock-Box Processor.

                  "Lock-Box Bank" means any of the banks identified as a Lock-Box Bank on Exhibit F and any other financial institutions that may from time to time execute Lock-Box Agreements holding one or more lock-box accounts for receiving Collections from Receivables.

                  "Lock-Box Processor" means any of the Persons identified as a Lock-Box Processor on Exhibit D and any other Person that may from time to time execute Lock-Box Agreements accessing one or more Lock-Boxes.

                  "Loss Horizon Factor" means, for any Monthly Period, a fraction (expressed as a percentage) determined as of the last day of such Monthly Period by dividing (i) the sum of (a) the aggregate amount of Sales during the three (3) most recently ended Monthly Periods plus (b) the aggregate Outstanding Balance of all Unbilled Receivables as of such date, by (ii) the aggregate Outstanding Balance of Receivables as of such date minus the aggregate Outstanding Balance of all Defaulted Receivables as of such date.

                  "Loss Reserve" means, at any time, an amount equal to the product of (i) the Loss Reserve Percentage and (ii) the Net Receivables Pool Balance (determined without giving effect to clause (iv) of the definition thereof).

                  "Loss Reserve Percentage" means, at any time, the higher of
(i) the Minimum Loss Reserve Percentage at such time and (ii) the Dynamic Loss Reserve Percentage at such time.

                  "Loss-to-Liquidation Ratio" means, as of the last day of any Monthly Period, the ratio (expressed as a percentage) determined by dividing (i) the aggregate Outstanding Balance of all Receivables that were (or should have been in accordance with the Credit and Collection Policy) written off during such Monthly Period (net of aggregate recoveries received with respect to written off Receivables during such Monthly Period) by (ii) the aggregate amount of cash Collections received by the Servicer during such Monthly Period.

                  "Managing Agent" means, as to any Conduit Purchaser, the financial institution responsible for the administration of such Conduit Purchaser's commercial paper program and related activities.

                  "Majority Committed Purchasers" means, at any time, Committed Purchasers whose Commitments together exceed fifty percent (50%) of the aggregate of all Commitments at such time; provided, however, that if at the time of such determination there are no more than three (3) Purchase Groups party to this Agreement, "Majority Committed Purchasers" shall mean all Committed Purchasers.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, financial condition or results of operations of the Originators (as a whole), the Seller or ATTWS, (ii) the ability of the Originators (as a whole), the Seller, the Servicer, or ATTWS to perform its respective obligations under any Facility Document, (iii) subject to the Enforceability Exceptions, the legality, validity or enforceability of this Agreement or any other Facility Document, (iv) the Seller's, the Purchasers' or the Liquidity Providers' interests in the Receivables Assets or (v) the collectibility of any material portion of the Receivables Assets.

                  "Minimum Loss Reserve Percentage" means the greater of (a) other than during a Ratings Downgrade Period, six percent (6%), or during a Ratings Downgrade Period, ten percent (10%), and (b) the product of (i) the Concentration Limit determined pursuant to clause (a) of the definition thereof multiplied by (ii) four (4).

                  "Monthly Period" means each calendar month.

                  "Monthly Reporting Date" means the fifteenth (15th) day of each Monthly Period or, if such day is not a Business Day, the next succeeding Business Day.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which any Person or any ERISA Affiliate thereof makes, is making or is obligated to make contributions or, during the preceding three calendar years, has made, or has been obligated to make, contributions.

                  "Net Receivables Pool Balance" means at any time of calculation hereunder, an amount equal to the Outstanding Balances of all Eligible Receivables, minus, without duplication, (i) the aggregate Outstanding Balance of Defaulted Receivables which are Transferred Receivables at such time,
(ii) all cash Collections and security deposits received by the Servicer which have not been applied to reduce the Outstanding Balance of such Transferred Receivables and the aggregate amount of reductions that would result from the application of all Dilution Factors which have not yet been applied by the Servicer to the Outstanding Balance of any Transferred Receivables at such time,
(iii) the Obligor Overconcentration Amount at such time, (iv) the Governmental Authority Overconcentration Amount at such time, (v) if ATTWS' senior long term unsecured debt rating is (a) withdrawn or is BBB- or lower by S&P and (b) withdrawn or is Baa3 or lower by Moody's, that portion of the Transferred Receivables which represents taxes due with respect to such Transferred Receivables at such time, and (vi) if ATTWS' senior long term unsecured debt rating is (a) withdrawn or is BBB- or lower by S&P and (b) withdrawn or is Baa3 or lower by Moody's, with respect to each of the ten (10) largest Obligors (in terms of Outstanding Balance of Transferred Receivables), the lesser of (x) the amount due by ATTWS and the Originators to such Obligor at such time, or (y) the Outstanding Balance of all Transferred Receivables due from such Obligor at such time.

                  "Obligor" means any Person obligated to make payments pursuant to a Contract.

                  "Obligor Overconcentration Amount" means, at any time, the aggregate, for all Obligors, of the amounts by which the aggregate Outstanding Balance of all Eligible Receivables of each such Obligor exceeds the product of
(i) the applicable Concentration Limit for such Obligor, and (ii) the Net Receivables Pool Balance (without giving effect to clause (iv) of the definition thereof) at such time.

                  "Originator" means each of the entities party to the Sale Agreement as an "Originator" from time to time; the initial list of Originators is set forth on Schedule I hereto.

                  "Other Fees" means amounts owed by the Seller hereunder pursuant to Sections 2.06, 2.07, 2.08, 8.01 and 10.07.

                  "Outstanding Balance" means, with respect to a Receivable at any time, the then outstanding principal balance thereof.

                  "Payment Date" means, (a) with respect to any Settlement Period for which the Purchaser Rate is the CP Rate, (i) other than during a Level 2 Ratings Downgrade Period, the third (3rd) Business Day of each Monthly Period, or (ii) during a Level 2 Ratings Downgrade Period, each Wednesday and
(b) with respect to any Settlement Period for which the Purchaser Rate is the Assignee Rate, the last day of such Settlement Period; provided, that the Program Agent may, in its discretion following the occurrence and during the continuance of an Event of Termination or during a Voluntary Liquidation Period, by notice to the Seller, require that Payment Dates occur more frequently.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Undertaking" means that certain Performance Undertaking of even date herewith, executed by ATTWS in favor of the Program Agent, the Managing Agents and the Purchasers, as amended, restated, supplemented or otherwise modified from time to time.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

                  (b) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company organized under the laws of the United States or any state and subject to supervision and examination by federal and or state banking authorities; provided, that the short-term obligations of such depository institution or trust company are rated in one of the two highest available rating categories by the Rating Agencies;

                  (c) commercial paper (having original maturities of not more than thirty (30) days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of the acquisition are rated A-1 or better by S&P and P-1 by Moody's;

                  (d) securities of money market funds rated AAm or better by S&P and Aa or better by Moody's; and

                  (e) repurchase obligations secured by an investment described in clause (a) above with a market value greater than the repurchase obligation, provided that such security is held by a third party custodian which has a rating for its short-term, unsecured debt or commercial paper (other than such obligations the rating of which is based on the credit of a Person other than such custodian) of P-1 by Moody's and at least A-1 by S&P.

                  "Permitted Liens" means any of the following:

                  (a) Liens for taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves in accordance with generally accepted accounting principles;

                  (b) Liens in favor of the Program Agent or the Purchasers, including any Liquidity Providers (but only in connection with this Agreement);

                  (c) Liens related to storage, work, labor, usage or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided, in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings the effect of which is to stay the enforcement of any such Lien;

                  (d) Liens in favor of the Seller arising pursuant to the Sale Agreement; and

                  (e) imperfections in title or Liens arising by operation of law not material in amount and which, individually or in the aggregate, do not materially interfere with the rights hereunder of any Purchaser or the Program Agent in the Receivables Assets.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA of Section 412 of the IRC of Section 302 of ERISA, and in respect of which ATTWS or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Program Agent" means CNAI, in its capacity as agent for the Purchasers, together with its successors and permitted assigns.

                  "Program Fee" has the meaning set forth in the Fee Letter.

                  "Purchase" means a purchase by a Purchaser of an undivided percentage ownership interest in the Receivables Assets from the Seller pursuant to Section 2.01 and Section 2.02.

                  "Purchase Group" means any Managing Agent and its related Conduit Purchasers and Committed Purchasers.

                  "Purchase Limit" means at any time $1,200,000,000, adjusted as necessary to give effect to the application of any Joinder Agreement; provided, however, that at all times on and after the Termination Date, the "Purchase Limit" shall mean the aggregate outstanding Capital.

                  "Purchase Price" has the meaning given such term in Section 2.02(d).

                  "Purchase Request" has the meaning given such term in Section 2.02(b).

                  "Purchased Interest" means the undivided percentage ownership interest of a Purchaser in the Receivables Assets, including the Transferred Receivables and the Related Security and Collections related thereto. The Purchased Interest of any Purchaser is expressed as a fraction of the total Receivables Assets, and shall at any time be equal to such Purchaser's Ratable Share of an amount computed as follows:

                                     C + RR
                                     ------
                                      NRPB
                  where:

                  C    =  The outstanding amount of Capital of all Purchasers
                          at such time

                  RR   =  The Required Reserves at such time.

                  NRPB =  The Net Receivables Pool Balance at such time

provided, that (x) during any Voluntary Liquidation Period or (y) from and after the Termination Date, the Purchased Interest of each Purchaser shall be the Purchased Interest of such Purchaser as calculated on the Business Day immediately preceding the commencement of such Voluntary Liquidation Period or the Termination Date, as the case may be.

                  "Purchaser" means any Conduit Purchaser or Committed Purchaser, as applicable, and "Purchasers" means, collectively, the Conduit Purchasers and the Committed Purchasers.

                  "Purchaser Rate" means, for any Settlement Period (i) with respect to a Committed Purchaser, a rate equal to the Assignee Rate for such Settlement Period, and (ii) with respect to a Conduit Purchaser, (x) its CP Rate or (y) a rate equal to the Assignee Rate for such Settlement Period if at any time and for any reason whatsoever, (1) such Conduit Purchaser shall not fund Purchases or maintain Capital during such Settlement Period through the issuance of CP Notes in the United States commercial paper market, (2) the Program Agent shall have required that Payment Dates occur more frequently than monthly (or more frequently than weekly, during a Level 2 Downgrade Period) pursuant to the proviso in the definition of "Payment Date" or (3) such Conduit Purchaser shall have assigned Capital to a Liquidity Provider or to any other permitted assignee (other than a Conduit Purchaser) pursuant to Section 10.04.

                  "Ratable Share" means, at any time with respect to any Purchaser, the amount of such Purchaser's Capital at such time divided by the aggregate amount of Capital of all Purchasers at such time.

                  "Rate Variance Factor" means (i) 1.2, or (ii) that number which reflects the potential variance in one month LIBO Rates as notified by the Program Agent to the Servicer from time to time.

                  "Rating Agencies" means both of S&P and Moody's or their respective successors.

                  "Ratings Downgrade Period" means either a Level 1 Ratings Downgrade Period or a Level 2 Ratings Downgrade Period, as applicable.

                  "Receivable" means all indebtedness of an Obligor, other than any Excluded Receivable, arising under a Contract, whether billed or unbilled, from the provision of services by ATTWS or any Originator, including all interest, finance charges, sales taxes and other taxes with respect thereto, and including, without limitation, 100% of the amount invoiced to any Obligor after the Termination Date if any portion of the services covered by such invoice was provided on or prior to the Termination Date.

                  "Receivables Assets" means, at any time, all then outstanding Transferred Receivables, Related Security with respect to such Transferred Receivables, the Lock-Box Accounts, all right, title and interest of the Seller in, to and under the Sale Agreement and all other proceeds of the foregoing, including, without limitation, all Collections of Transferred Receivables.

                  "Records" means all agreements, documents, instruments, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by or on behalf of the Seller or the Servicer with respect to the Transferred Receivables, the related Obligors and the Related Security.

                  "Reinvestment Purchase" has the meaning assigned to that term in Section 2.02(a).

                  "Related Security" means, with respect to any Transferred
Receivable: (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Transferred Receivable, whether pursuant to the related Contract or otherwise, (ii) all UCC financing statements or other filings covering any collateral securing payment of such Transferred Receivable, (iii) all guarantees, prepayment penalties, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Transferred Receivable whether pursuant to the related Contract or otherwise, (iv) all amounts due from credit card companies which arose from the payment of a Transferred Receivable by charging the amount thereof to a credit card, (v) all Records related to such Transferred Receivable and (vi) all proceeds of the foregoing.

                  "Required Receivables Balance" means, at any time, an amount equal to the sum of (a) the aggregate Capital at such time, plus (b) the Required Reserves at such time, minus (c) the amounts on deposit in the Collection Account at such time if any such amounts have been deposited into the Collection Account in accordance with the proviso of Section 2.04(c)(ii); provided, however, that during a Voluntary Liquidation Period or during a Level 2 Ratings Downgrade Period, "Required Receivables Balance" shall mean the amount calculated as set forth above multiplied by 1.0417.

                  "Required Reserves" means, at any time, the sum of the Loss Reserve, the Yield and Fee Reserve, and the Dilution Reserve at such time.

                  "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, any other officer having substantially the same authority and responsibility.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Sale Agreement" means that certain Receivables Sale Agreement dated as of the date hereof, entered into between the Originators and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

                  "Sales" means, with respect to any Monthly Period, the sum of activation revenue, monthly service fees, billed usage revenue, feature/voicemail revenue, incorrect airtime, home toll revenue, cancellation fees, other service revenue and late charges for each of the Originators during such Monthly Period.

                  "Scheduled Termination Date" means, (i) with respect to the Committed Purchasers' Commitments hereunder, February 28, 2003, unless such date is extended with the consent of the parties hereto and (ii) with respect to the Conduit Purchasers, the earlier of (x) February 28, 2005, unless such date is extended with the consent of the parties hereto and (y) the scheduled termination of the commitments of the Liquidity Providers to the Conduit Purchasers with respect to this Agreement.

                  "Seller" means Sierra Nevada Wireless Receivables Corporation, a Delaware corporation, in its capacity as Seller hereunder, together with its successors and permitted assigns.

                  "Servicer" means at any time AWS Nevada, or such other Person(s) then authorized pursuant to Section 6.01 to service, administer, bill and collect Transferred Receivables.

                  "Servicer Default" means the occurrence of any of the following with respect to the Servicer:

                  (a) the Servicer shall fail to make any payment or deposit required to be made by it hereunder when due; or

                  (b) the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and such failure remains unremedied for ten (10) days; or

                  (c) any representation or warranty made or deemed to be made by the Servicer under this Agreement, any Investor Report, any Weekly Report or any Purchase Request shall prove to have been false or incorrect in any material respect when made; or

                  (d) (i) the Servicer shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property which proceeding has not been dismissed or stayed within thirty (30) days;

         or (ii) the Servicer shall take any corporate action to authorize any of the actions set forth in clause (i) above in this paragraph (d);

                  (e) the Servicer shall cease to be wholly owned, directly or indirectly, by ATTWS; or

                  (f) an Event of Termination shall occur.

                  "Servicer Fee" means a fee with respect to each Settlement Period, payable in arrears on the next succeeding Payment Date for the account of the Servicer, in an amount equal to the product of (i) the aggregate Outstanding Balances of all Transferred Receivables as of the last day of such Settlement Period, (ii) the per annum rate of one quarter of one percent (.25%) and (iii) a fraction equal to the number of actual days elapsed in such Settlement Period divided by 360; provided, that if the Servicer is not ATTWS or an Affiliate of ATTWS, the Servicer Fee shall be the greater of the foregoing amount and 110% of the reasonable costs and expenses of servicing the Receivables Assets.

                  "Settlement Period" means (i) other than during a Level 2 Ratings Downgrade Period, a period equal to one (1) calendar month, and (ii) during a Level 2 Ratings Downgrade Period, a period equal to one (1) calendar week; provided however, that the first Settlement Period shall commence on the Effective Date and terminate on the last day of the calendar month in which such Settlement Period commenced; provided, further, that when used with respect to any Settlement Period for which the Purchaser Rate is based on the LIBO Rate, "Settlement Period" shall mean any one-month period commencing on the second Business Day after such LIBO Rate is set; provided, further, that the Program Agent may, in its discretion, select any period or periods of time as Settlement Periods following the occurrence and during the continuance of an Event of Termination or during a Voluntary Liquidation Period.

                  "Special Concentration Limit" has the meaning assigned to that term in the definition of "Concentration Limit."

                  "Subordinated Note" means each of those certain Subordinated Notes dated as of the date hereof, executed by the Seller in favor of each Originator pursuant to the Sale Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Termination Date" means the earliest to occur of (i) the Scheduled Termination Date, (ii) the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, and (iii) that Business Day which the Seller designates as the Termination Date by notice to the Program Agent at least ten (10) Business Days prior to such Business Day.

                  "Transferred Receivable" means each Receivable in which an interest has been transferred or purported to be transferred to the Seller by an Originator pursuant to the Sale Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "Unbilled Receivables" means the amount due from an Obligor for services delivered or performed for such Obligor under the terms of a contract with respect to which an invoice has not been submitted to the Obligor for payment of the amount thereof.

                  "Voluntary Liquidation Notice" has the meaning assigned to that term in Section 2.13(a).

                  "Voluntary Liquidation Period" has the meaning assigned to that term in Section 2.13(a).

                  "Weekly Report" means a report furnished by the Servicer to the Managing Agents pursuant to Section 5.04(b)(vi), in substantially the form of Exhibit C-2, reflecting information as of the Business Day five (5) Business Days immediately preceding the Weekly Reporting Date on which such report is delivered.

                  "Weekly Reporting Date" means each Tuesday or, if such day is not a Business Day, the next succeeding Business Day.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Yield" means, for any Settlement Period for any Purchased Interest, an amount equal to:

                             (PR x C x ED/360) + AY

where:

         PR = the weighted average daily (calculated as a function of not only the interest rate but also the amount of Capital allocated to such interest rate) Purchaser Rate for such Settlement Period with respect to such Purchased Interest.

         C   = the average daily outstanding Capital of such Purchased Interest during such Settlement Period.

         ED =  the actual number of days elapsed during such Settlement Period.

         AY =  any Additional Yield accruing during such Settlement Period.

 "Yield" with respect to all Purchaser Interests is the aggregate Yield for each Purchaser Interest.

                  "Yield and Fee Reserve" means, as of any date of determination, an amount equal to the sum of (i) Liquidation Yield, (ii) accrued and unpaid Yield, (iii) accrued and unpaid Program Fees, Liquidity Fees and Other Fees, and (iv) accrued and unpaid Servicer Fees.

         SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect in the United States, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time.

         SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 2.01. The Purchase Facility.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, from the Effective Date through the Business Day immediately preceding the Termination Date, the Seller at its discretion agrees to sell to the Program Agent, for the benefit of the Purchasers, undivided percentage ownership interests in the Receivables Assets (ratably based upon their Group Purchase Limits), and each Conduit Purchaser may, in its sole discretion, instruct its related Managing Agent to purchase such undivided percentage ownership interests on its behalf through the Program Agent, and if any Conduit Purchaser in a Purchase Group declines to so purchase, each Committed Purchaser in the related Purchase Group, shall purchase such undivided percentage ownership interests through the Program Agent ratably in accordance with their respective Committed Purchaser Percentages. Notwithstanding any contrary provisions contained herein, Receivables Capital Corporation will not make any Purchase hereunder on any Business Day which occurs five (5) or fewer Business Days immediately prior to the termination of the Asset Purchase Agreement among Receivables Capital Corporation and its related Liquidity Providers.

         (b) The Seller may, upon at least five (5) days' notice to the Program Agent and the Managing Agents, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any such reduction shall be allocated to each Purchase Group ratably based on their Group Purchase Limits (unless otherwise agreed to by the Program Agent, the Managing Agents, and the Seller) and shall effect a corresponding ratable reduction in each Group Purchase Limit, and such allocation to any Purchase Group shall be further allocated to each Committed Purchaser in such Purchase Group ratably in accordance with their respective Committed Purchaser Percentages (unless otherwise agreed to by such Committed Purchasers).

         (c) The Purchasers, the Managing Agents and the Program Agent agree the Seller shall be entitled to repurchase, in full or in part, the Purchasers' Purchased Interests designated by the Seller with the result that the aggregate Capital of the Purchased Interests shall be reduced by the amount of such repurchase ratably among the Purchasers based upon outstanding Capital. Any such repurchase shall occur on a Capital Payment Date and shall require the Seller to notify the Program Agent and each of the Managing Agents in writing, (i) at least three (3) Business Days in advance if the requested repurchase is $300,000,000 or less and (ii) at least ten (10) Business Days in advance if the requested repurchase is more than $300,000,000; provided, however, that no such notice shall be required in connection with any reduction in Capital pursuant to
Section 2.02(c), Section 2.04(e)(iv), Section 2.04(f)(ii) or Section 2.04(g)(i). The purchase price in respect thereof shall be an amount equal to the sum of (A) the Capital of the Purchased Interests repurchased at such time, (B) all accrued and unpaid Yield with respect to such Capital at such time, (C) if such repurchase occurs on any date other than a Payment Date, the related Breakage Amount, (D) in the case of a repurchase of all aggregate Capital so that the Purchased Interest is reduced to zero, all accrued and unpaid Program Fees, Other Fees, Servicer Fees (if the Servicer is not ATTWS or an Affiliate of ATTWS) and all other amounts, other than Liquidity Fees, which may be owing to the Program Agent, the Managing Agents, the Purchasers and the Liquidity Providers hereunder or pursuant to any of the Facility Documents at such time, and (E) in the case of a repurchase of all aggregate Capital so that the Purchased Interest is reduced to zero in connection with the termination of this Agreement, all accrued and unpaid Liquidity Fees at such time. Such purchase price shall be payable in immediately available funds, and such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Program Agent. No reduction of Capital to zero pursuant to this Section 2.01(c), shall affect the rights and obligations of the parties hereto other than as specifically set forth in this Agreement.

         (d) For the purpose of obtaining a valid and perfected first priority ownership interest or security interest in each Transferred Receivable and in the Related Security, Collections and other Receivables Assets with respect thereto: (i) this Agreement is intended to constitute a security agreement under the UCC; (ii) the Seller hereby grants to the Program Agent a security interest in the Receivables Assets to secure Capital, Yield and all other amounts payable to the Affected Parties pursuant to this Agreement or any other Facility Document; and (iii) each Purchaser hereby appoints the Program Agent as its representative with respect to the acquisition of Purchased Interests and to be the named secured party on all financing statements filed on behalf of the Purchasers.

         SECTION 2.02. Making the Purchases.

         (a) Types of Purchases. Each purchase of undivided percentage ownership interests in the Receivables Assets by the Program Agent on behalf of the Purchasers hereunder shall consist of either (i) a purchase made by the Program Agent on behalf of the applicable Purchasers with new funds provided by such Purchasers (each, a "Capital Purchase") or (ii) a purchase made by the Program Agent on behalf of the applicable Purchasers in consideration for the allocations made in accordance with Section 2.04 (each, a "Reinvestment Purchase"). The first purchase hereunder shall be a Capital Purchase.

         (b) Capital Purchases. The Seller shall provide each of the Managing Agents with a purchase notice, in the form of Exhibit B (each a "Purchase Request"), no later than 3:00 p.m. (New York time) at least three (3) Business Days prior to each Capital Purchase. Each Purchase Request shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (not to be less than $5,000,000) and date of purchase (which shall be a Business
Day). Each Purchase Group shall fund each Capital Purchase ratably based on the respective Funding Percentage of such Purchase Group. The Conduit Purchasers of each Purchase Group may, in their discretion, fund the Purchase Group's Funding Percentage of such Capital Purchase (such amount of the Capital Purchase allocated to such Purchase Group being referred to as the "Funding Amount") and the Managing Agent of each Purchase Group shall allocate the portions of the Funding Amount, if any, to be funded by each such Conduit Purchaser in its sole discretion; provided that no Conduit Purchaser shall fund any portion of a Capital Purchase if, after giving effect thereto, the aggregate Capital of its Purchased Interest would exceed its Conduit Purchase Limit. In the event that the Conduit Purchasers of any Purchase Group elect not to fund the Funding Amount, then the Committed Purchasers in such Purchase Group shall, subject to the terms and conditions of this Agreement including without limitation Section 3.03, fund such Funding Amount (or the unfunded portion thereof) ratably based on the respective Committed Purchaser Percentages of such Committed Purchasers; provided that (i) no Committed Purchaser shall be required to fund any portion of a Capital Purchase if, after giving effect thereto, the aggregate Capital of its Purchased Interest would exceed its Commitment, and (ii) no Purchaser shall be required to fund any portion of a Capital Purchase if, after giving effect thereto, the aggregate Capital of the Purchased Interests of all Purchasers in its Purchase Group would exceed the Group Purchase Limit of its Purchase Group. Each applicable Purchaser shall transfer the portion of such Capital Purchase to be funded by it in immediately available funds to the account and on the date of Capital Purchase specified in the related Purchase Request.

         (c) Reinvestment Purchases. Except during a Voluntary Liquidation Period or any period during which Capital has been reduced to zero, on each Business Day until the Termination Date, each Purchaser shall be automatically deemed to have made a Reinvestment

Purchase unless, with respect to a Conduit Purchaser, the Managing Agent shall have notified the Seller, the Servicer and the Program Agent that such Conduit Purchaser shall not make such Reinvestment Purchase for any reason. If the Managing Agent provides such notice, the Collections allocated to the Capital of such Conduit Purchaser on such Business Day pursuant to Section 2.04 shall be applied in reduction of such Conduit Purchaser's Capital in accordance with such Section but without requiring, for the purposes of this Section 2.02(c), the advance notice to be otherwise provided by the Seller to the Managing Agents pursuant to Section 2.01(c). The Seller may, on the day it receives such notice, request that the related Committed Purchasers fund the amount of such Reinvestment Purchase as a Capital Purchase by notice to the Program Agent and the Managing Agents in accordance with Section 2.02(b) but without requiring, for the purposes of this Section 2.02(c), the advance notice to be otherwise provided by the Seller to the Managing Agents pursuant to Section 2.02(b).

         (d) Purchase Price. The purchase price (the "Purchase Price") (i) with respect to a Capital Purchase shall be equal to the amount requested by the Seller to be paid by the applicable Purchasers pursuant to Section 2.02(a) and
(ii) with respect to a Reinvestment Purchase shall be equal to the amount of Collections allocated to the Capital of the Purchasers on the date of such Reinvestment Purchase pursuant to Section 2.04. The Purchase Price for a Capital Purchase may in no event be greater than the excess, if any, of (1) the lesser of the Purchase Limit and the Adjusted Net Receivables Pool Balance on the date of such Purchase, over (2) the aggregate amount of outstanding Capital (before giving effect to such Purchase).

         (e) Several Nature of the Obligations. The Commitments of the Committed Purchasers hereunder are several and not joint. The failure of any Committed Purchaser to make any Purchase required to be made by it in accordance with
Section 2.02(b) shall not relieve any other Committed Purchaser of its obligation, if any, hereunder to make any payment required of it on such day or on any later date, but no Committed Purchaser shall be responsible for the failure of any other Committed Purchaser to make any Purchase or other payment required hereunder to be made by such other Committed Purchaser.

         SECTION 2.03. Yield and Fees. Yield shall accrue on the outstanding Capital of a Purchased Interest on each day during a Settlement Period at the applicable Purchaser Rate. On each Payment Date, the Seller shall pay to each Managing Agent, for the account of the related Purchasers, an amount equal to accrued and unpaid Yield for such Purchased Interest(s) and, Liquidity Fees, Program Fees and, if applicable, Other Fees with respect to the immediately preceding Settlement Period from Collections in accordance with Section 2.04.

         SECTION 2.04. Settlement Procedures.

         (a) Deemed Collections. If on any day the Outstanding Balance of any Transferred Receivable is either reduced or canceled as a result of a Dilution Factor, the Seller shall be deemed to have received on such day, an amount equal to the amount of such reduction, or in the case of a cancellation, the Outstanding Balance of such Diluted Receivable. If the Seller is on any day deemed to have received Collections pursuant to this Section 2.04(a), the Seller shall pay an amount of funds equal to such deemed Collections to the Servicer for allocation and application in accordance with this Section 2.04.

         (b) Daily Allocation of Collections. On each Business Day during a Settlement Period, the Servicer shall determine the Collections received on such day and shall allocate such Collections in the following manner:

                  (i) first, set aside and hold in trust for the benefit of the Purchasers, an amount equal to the product of (x) the aggregate of the Purchased Interests (expressed as a percentage), and (y) the amount of such Collections on such day, which amount shall be applied by the Servicer in accordance with Section 2.04(c) below; and

                  (ii) second, pay the balance of such Collections to the Seller.

         (c) Daily Application of Collections. The Servicer shall apply the Collections allocated pursuant to Section 2.04(b)(i) in the following order of priority:

                  (i) first, prior to the Termination Date, at any time that a Voluntary Liquidation Period is not in effect, if a Reinvestment Purchase is to be made on such day in accordance with Section 2.02(c) hereof, to the Seller in the amount of such Reinvestment Purchase;

                  (ii) second, if and to the extent Collections are not applied in accordance with clause (i) of this Section 2.04(c), the Servicer shall set aside and hold such Collections in trust for the benefit of the Purchasers; provided, however, that if (A) an Event of Termination has occurred and is continuing or a Voluntary Liquidation Period is in effect, and (B) the Collection Account has been established by the Program Agent, the Servicer shall deposit such Collections to the Collection Account.

         (d) Application of Funds on Payment Dates Prior to the Termination Date. By 2:00 p.m., New York City time, on each Payment Date which is prior to the Termination Date and does not occur during a Voluntary Liquidation Period, funds held by the Servicer shall be distributed in the following order of priority:

                  (i) first, ratably to the Purchasers in payment of all accrued and unpaid Yield;

                  (ii) second, to the relevant Affected Parties (or the Servicer, as the case may be) in payment of the following amounts in the following order: all accrued and unpaid (1) Liquidity Fees, (2) Program Fees, (3) Other Fees and (4) Servicer Fees;

                  (iii) third, the remaining balance shall be released to the Servicer for application in accordance with Section 2.04(c).

         (e) Application of Collections on Payment Dates During a Voluntary Liquidation Period or Following the Termination Date. By 2:00 p.m., New York City time, on each Payment Date during a Voluntary Liquidation Period or on and after the Termination Date, the Servicer shall apply all Collections received by or on behalf of the Seller in the following order of priority; provided, however, that if the Collection Account has been established, the Servicer shall remit all Collections received by or on behalf of the Seller to the Collection Account and, on each Payment Date, the Program Agent shall apply all such Collections in the following order of priority:

                  (i) first, ratably to the Purchasers in payment of all accrued and unpaid Yield;

                  (ii) second, if the Servicer is not ATTWS or an Affiliate of ATTWS, to the Servicer in payment of accrued and unpaid Servicer Fee;

                  (iii) third, (A) during a Voluntary Liquidation Period prior to the Termination Date, ratably to the Purchasers in payment of all accrued and unpaid (1) Program Fees and (2) if such Payment Date is also the third (3rd) Business Day of the Monthly Period, Liquidity Fees; or (B) from and after the Termination Date, ratably to the Purchasers in payment of the following amounts in the following order: all accrued and unpaid (1) Liquidity Fees and (2) Program Fees;

                  (iv) fourth, if such Payment Date is also a Capital Payment Date, ratably to the Managing Agents, for the benefit of the Purchasers in their respective Purchase Groups, based on their respective Group Purchase Limits, in payment of outstanding Capital until Capital is reduced to zero;

                  (v) fifth, to the relevant Affected Parties in payment of accrued and unpaid Other Fees;

                  (vi) sixth, if the Servicer is ATTWS or an Affiliate of ATTWS, to the Servicer in payment of accrued and unpaid Servicer Fee; and

                  (vii) seventh, following reduction of outstanding Capital to zero during a Voluntary Liquidation Period or the Final Collection Date, as applicable, the balance to the Seller.

         (f) Application of Funds on Capital Payment Dates Prior to the Termination Date. By 2:00 p.m., New York City time, on each Capital Payment Date prior to the Termination Date and when no Voluntary Liquidation Period is in effect, funds held by the Servicer shall be distributed in the following order of priority:

                  (i) first, ratably to the Managing Agents, for the benefit of the Purchasers in their respective Purchase Groups, based on the respective aggregate outstanding Capital of the Purchase Groups, in payment of an amount equal to the excess (if any) of the Required Receivables Balance over the Net Receivables Pool Balance as of the last day of the immediately preceding Settlement Period;

                  (ii) second, to each Conduit Purchaser not making a Reinvestment Purchase that portion of remaining funds ratably allocable to such Conduit Purchaser based upon its Conduit Purchase Limit until its Capital is reduced to zero; and

                  (iii) third, the remaining balance shall be released to the Servicer for application in accordance with Section 2.04(c).

         (g) Application of Funds on Capital Payment Dates During a Voluntary Liquidation Period or Following the Termination Date. By 2:00 p.m., New York City time, on each Capital Payment Date during a Voluntary Liquidation Period or on or after the Termination Date, funds held by the Servicer shall be distributed in the following order of priority; provided, however, that if the Collection Account has been established during a Voluntary Liquidation Period or after the Termination Date, the Servicer shall remit all Collections received by or on behalf of the Seller to the Collection Account and, on each Capital Payment Date, the Program Agent shall apply all such Collections in the following order of priority:

                  (i) first, ratably to the Managing Agents, for the benefit of the Purchasers in their respective Purchase Groups, based on the aggregate outstanding Capital of the Purchase Groups, in payment of outstanding Capital until Capital is reduced to zero; and

                  (ii) second, following the reduction of outstanding Capital to zero during a Voluntary Liquidation Period or the Final Collection Date, as applicable, the balance to the Seller.

         (h) Application of Funds Remitted to Collection Account. On each Business Day on which Collections are remitted to or deposited in the Collection Account as the result of the exercise of the Program Agent's rights pursuant to
Section 6.03, the Program Agent shall distribute such funds from the Collection Account in accordance with Section 2.04.

         (i) Allocation by Managing Agent. Amounts received by a Managing Agent in respect of Capital of the Conduit Purchasers in its Purchase Group may be allocated between such Conduit Purchasers by such Managing Agent in its sole discretion.

         SECTION 2.05. Payments and Computations, Etc. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to such account as the Program Agent or the relevant Managing Agents may designate from time to time in writing. The Seller and the Servicer shall, to the extent permitted by law, pay to the Affected Party interest on all amounts not paid or deposited or debited by such Person when due hereunder at 2% per annum above the Base Rate, payable on demand. All computations of interest and all computations of Yield, Liquidity Fees, Program Fees and Servicer Fees hereunder shall be made on the basis of a year of 360 days (or in the case of calculations using the Base Rate 365/366 days) for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Yield or interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a payment of Capital, Yield or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

         SECTION 2.06. Additional Yield. To the extent Yield is calculated during any Settlement Period by reference to the LIBO Rate, the Seller shall pay to the Affected Party (without duplication of amounts otherwise payable hereunder), so long as such Affected Party shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield ("Additional Yield") on outstanding Capital for each day during such Settlement Period, at a rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate of such Settlement Period from (ii) the rate obtained by dividing such LIBO Rate by the percentage equal to 100% minus the Eurodollar Reserve Percentage for such Settlement Period.

         SECTION 2.07. Yield Protection. If due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation (other than laws or regulations relating to taxes) after the date hereof or (ii) the compliance by any Purchaser, any Liquidity Provider, the Program Agent or any Managing Agent with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof, (1) there shall be an increase in the cost to such Purchaser or such Liquidity Provider of accepting, funding or maintaining any Purchase hereunder or of extending a commitment in respect thereof, or (2) such Purchaser or such Liquidity Provider shall be required to make a payment calculated by reference to the Purchased Interests purchased by it or Yield received by it, then the Seller shall, from time to time, upon demand by the related Managing Agent, pay such Managing Agent for the account of such Purchaser or such Liquidity Provider (as a third party beneficiary, in the case of any Affected Party other than one of the Purchasers), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which such Managing Agent reasonably determines is attributable to accepting, funding and maintaining, or extending a commitment to make, any Purchase hereunder or pursuant to any Asset Purchase Agreement or similar liquidity facility. In determining such amount, such Managing Agent may use any reasonable averaging and attribution methods. The applicable Purchaser or the applicable Liquidity Provider shall submit to the Seller a certificate describing such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes and shall state that substantially all similarly situated obligors of such Purchaser or Liquidity Provider are being treated similarly.

         SECTION 2.08. Increased Capital.

         (a) If either (i) the introduction of or any change in or in the interpretation by any Governmental Authority of any law or regulation or (ii) compliance by any Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party determines that the amount of such capital is increased by or based upon the existence of any Purchaser's agreement, in its discretion, to make or maintain Purchases hereunder and other similar agreements or facilities, then, upon demand by such Affected Party or the related Managing Agent, the Seller shall immediately pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Purchasers) or the related Managing Agent for the account of such Affected Party from time to time, as specified by such Affected Party or such Managing Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or such Managing Agent on behalf of such Affected Party determines such increase in capital to be allocable to the existence of the applicable Purchaser's agreements hereunder. A certificate as to such amounts submitted to the Seller by such Affected Party or the Program Agent, shall, in the absence of manifest error, be conclusive and binding for all purposes and shall state that substantially all similarly situated obligors of such Purchaser or Liquidity Provider are being treated similarly.

         (b) If any Affected Party shall incur any loss, cost or expense as a result of the failure of any Capital Purchase to be made on the date specified in the applicable Purchase Request for any reason (other than the failure of such Affected Party to fund any such Capital Purchase), the Seller shall, upon demand by such Affected Party or the related Managing Agent, pay such Affected Party or such Managing Agent the amount of such losses, costs and expenses; provided, however, if, in connection with an Asset Purchase Agreement or similar liquidity facility of any Conduit Purchaser in connection with this Agreement or the funding or maintenance of purchases of Purchased Interests hereunder, such Conduit Purchaser is required to compensate a bank or other financial institution under circumstances similar to those described in this Section 2.08 then upon demand by such Conduit Purchaser, the Seller shall pay to such Conduit Purchaser such additional amount or amounts as may be necessary to reimburse such Conduit Purchaser for any such amounts paid by it. Such Affected Party or Managing Agent shall submit to the Seller a certificate as to such amounts, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

         SECTION 2.09. Taxes.

         (a) Except to the extent required by applicable law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Seller hereunder shall be made, in accordance with
Section 2.05, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (except for net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or in which it is otherwise doing business or any political subdivision thereof). If the Seller or the Servicer shall be required by law to make any such deduction, (i) the Seller shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder.

         (c) Each Affected Party which is not organized under the laws of the United States or any State thereof shall, on or prior to the date that such Affected Party becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Seller to such Affected Party, deliver to the Seller (i) two duly completed and executed copies of the IRS Form W-8 BEN or W-8 ECI (or any successor form) as applicable; and (ii) such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Seller to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any tax. Each such Affected Party shall submit to the Seller (with copies to the Program Agent) two updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Seller or the substitution of such form; and (ii) such extensions or renewals thereof as may reasonably be requested by the Seller.

         SECTION 2.10. Tax and Accounting Treatment. It is the intention of the Seller, the Servicer, the Program Agent and the Purchasers that (i) any outstanding Capital will be treated as indebtedness of the Seller to the Purchasers secured by the Receivables Assets for all state, federal and local tax purposes, and (ii) each Purchase hereunder will be treated as a loan for accounting purposes (the "Intended Characterization"). Each of the Seller, the Servicer, the Program Agent, the Managing Agents and the Purchasers, by entering into this Agreement, agrees to report such transactions in a manner consistent with the Intended Characterization.

         SECTION 2.11. Sale Agreement Rights. The Seller acknowledges that all of the Seller's right, title and interest in, to and under the Sale Agreement are part of the Receivables Assets. The Program Agent agrees that, without limiting the provisions of Section 5.01(k) or Section 5.03(n), unless an Event of Termination has occurred and is continuing, the Seller shall have the right to enforce all of its rights and remedies under the Sale Agreement. The assignment to the Program Agent pursuant to this Section 2.11 shall terminate upon the Final Collection Date; provided, however, that the rights of the Program Agent pursuant to such assignment with respect to rights and remedies in connection with any indemnification or any breach of any representation, warranty or covenant made by any Originator in the Sale Agreement shall be continuing and shall survive any termination of such assignment.

         SECTION 2.12. Distribution of Ineligible Receivables. Notwithstanding
Section 5.03(a), prior to the Final Collection Date, so long as no Event of Termination or event which would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, exists, the Seller may, at its discretion distribute Transferred Receivables other than Eligible Receivables to AB Cellular as the sole shareholder of the Seller; provided that
(a) the aggregate amount of Transferred Receivables so distributed, when added to the aggregate amount of all Transferred Receivables previously so distributed during the current calendar year, shall not exceed eight percent (8.0%) of the aggregate Outstanding Balance of all Transferred

Receivables on such day, and (b) the security interest created hereunder in favor of the Program Agent, for the benefit of the Purchasers, shall continue in such Transferred Receivables.

         SECTION 2.13. Voluntary Liquidation. (a) In addition to the Seller's right to liquidate the Purchased Interests, in full or in part, pursuant to
Section 2.01(c), the Seller may, upon at least ten (10) Business Days' prior written notice (each such notice, a "Voluntary Liquidation Notice") to the Program Agent and the Managing Agents, commence a period during which Capital will be fully liquidated from Collections (each such period, a "Voluntary Liquidation Period"). Each such Voluntary Liquidation Notice shall include the date of the commencement of the Voluntary Liquidation Period.

         (a) During each Voluntary Liquidation Period (i) the Servicer shall deliver a Weekly Report to the Managing Agents on each Weekly Reporting Date,
(ii) Collections shall continue to be applied in accordance with Section 2.04,
(iii) no Capital Purchases or Reinvestment Purchases shall be made by the Purchasers, and (iv) no "Purchases" under and as defined in the Sale Agreement shall be made by the Seller.

         (b) After the commencement of a Voluntary Liquidation Period pursuant to this Section 2.13, no Capital Purchase shall be made by the Purchasers until the Seller has requested a new Capital Purchase and each of the conditions precedent set forth in Section 3.02 have been satisfied, whereupon such Voluntary Liquidation Period shall terminate regardless of whether or not Capital has been reduced to zero. No reduction of Capital pursuant to this
Section 2.13 shall affect the rights and obligations of the parties hereto other than as specifically set forth in this Agreement.

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

         SECTION 3.01. Conditions Precedent to Initial Purchase. The Managing Agents shall have received each of the documents, instruments, opinions and other agreements listed on Exhibit G, together with all fees due and payable on the date hereof and on the Effective Date as a condition precedent to the Initial Purchase.

         SECTION 3.02. Conditions Precedent to Purchases during a Voluntary Liquidation Period or after Reduction of Capital to Zero. During a Voluntary Liquidation Period or, if as a result of any repurchase pursuant to Section 2.01(c) or liquidation pursuant to Section 2.13, Capital is reduced to zero, no Purchase shall be made by the Purchasers unless the Seller has delivered to the Managing Agents, at least ten (10) Business Days prior to the requested date of such Capital Purchase (i) a Purchase Request, (ii) a reaffirmation of the Performance Undertaking executed by ATTWS, and (iii) an opinion of counsel, in form and substance satisfactory to the Managing Agents, concerning the "true-sale" nature of the "Purchases" under and as defined in the Sale Agreement and the potential for substantive consolidation of the Seller with the Originators or ATTWS in any proceeding of the type described in Section 7.01(f).

         SECTION 3.03. Conditions Precedent to All Purchases. Each Purchase (including, without limitation, the Initial Purchase and any purchase described in Section 3.02) by the

Purchasers from the Seller shall be subject to the further conditions precedent that on the date of each Purchase, each of the following shall be true and correct both before and after giving effect to such Purchase:

                  (i) Each Managing Agent shall have received from the Servicer the Investor Report most recently required to be delivered pursuant to
         Section 5.04(b)(v) and, during a Level 2 Ratings Downgrade Period, the Weekly Report most recently required to be delivered pursuant to
         Section 5.04(b)(vi).

                  (ii) The representations and warranties contained in Article IV are correct on and as of such date as though made on and as of such date (except for those representations and warranties which are specifically made only as of a different date, which such representations and warranties shall be correct on and as of the date made);

                  (iii) No event has occurred and is continuing, or would result from such Purchase which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both; and

                  (iv) With respect to Purchases requested to be made by a Conduit Purchaser the related Managing Agent shall not have delivered to the Seller a notice stating that such Conduit Purchaser shall not make any further Purchases hereunder.

Each delivery of a Purchase Request to the Managing Agents, and the acceptance by the Seller of the Purchase Price with respect to any Purchase, shall constitute a representation and warranty by the Seller that, as of the date of such Purchase, both before and after giving effect thereto and the application of the proceeds thereof, each of the foregoing statements are true and correct. It is expressly understood that each Reinvestment Purchase, unless any applicable Managing Agent has notified the Seller, the Servicer and the Program Agent, in accordance with Section 2.02(c), that such Reinvestment Purchase shall not be made, shall occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment Purchase.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

         (a) Due Formation and Good Standing. The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) Due Authorization and No Conflict. The execution, delivery and performance by the Seller of this Agreement, the Sale Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action on the part of the Seller, do not contravene (i) the Seller's articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Seller or its property, or (iv) any order, writ, judgment, award, injunction or decree binding on the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement binding on the Seller or its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement, the Sale Agreement and the other Facility Documents to which the Seller is a party have been duly executed and delivered on behalf of the Seller.

         (c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Seller of this Agreement, the Sale Agreement or any other agreement, document or instrument to be delivered by it hereunder, except for filings under the UCC required under Article III.

         (d) Enforceability of Facility Documents. This Agreement, the Sale Agreement and each other Facility Document to be delivered by the Seller in connection herewith constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to the Enforceability Exceptions.

         (e) No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against the Seller or the property of the Seller, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority. The Seller is not in default with respect to any order of any court, arbitrator or Governmental Authority.

         (f) Perfection of Interest in Transferred Receivables and Receivables Assets. Each Transferred Receivable is owned by the Seller free and clear of any Adverse Claim, and the Purchasers have acquired a valid and perfected first priority ownership interest (to the extent of the pertinent Purchased Interest) or security interest in each Transferred Receivable, and in the Related Security, Collections and other Receivables Assets with respect thereto, in each case free and clear of any Adverse Claim; and (x) no effective financing statement or other instrument similar in effect, is filed in any recording office listing the Seller as debtor or seller, covering any Transferred Receivable, Related Security, Collections or other Receivables Assets except such as may be filed in favor of the Program Agent in accordance with this Agreement, and (y) no effective financing statement or other instrument similar in effect, is filed in any recording office listing any Originator as debtor or seller, covering any Transferred Receivable, Related Security, Collections or other Receivables Assets except such as may be filed in favor of the Seller and assigned to the Program Agent in accordance with this Agreement.

         (g) Accuracy of Information. No Investor Report, Weekly Report or Purchase Request (in each case, if prepared by the Seller) information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Program Agent, any Managing Agent, any Purchaser or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Program Agent, such Managing Agent, such Purchaser or such Liquidity Provider, as the case may be, at such time) as of the date so furnished and no such document contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact necessary in order to make the statements contained therein not misleading.

         (h) Location of Chief Executive Office and Records; Organizational Identification Number. The principal place of business and chief executive office of the Seller are located at the address of the Seller referred to in
Section 10.02 hereof and the locations of the offices where the Seller keeps all the Records are listed on Exhibit E. The Seller's organizational identification number is 3496511.

         (i) Account Information. The names and addresses of all the Lock-Box Processors, the Lock-Box Banks, together with the addresses of the Lock-Boxes and the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks are as specified in Exhibit F. The Lock-Boxes set forth on Exhibit F are the only addresses to which Obligors are directed to make payment of Transferred Receivables. The Lock-Box Accounts set forth on Exhibit F are the only accounts to which Obligors remit Collections of Transferred Receivables.

         (j) No Trade Names. The Seller has no, and has not used any, trade names, fictitious names, assumed names or "doing business as" names.

         (k) Investments. The Seller does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of Indebtedness of any Person, except for Permitted Investments.

         (l) Facility Documents. The Sale Agreement is the only agreement pursuant to which the Seller directly or indirectly purchases and receives capital contributions of Receivables or any other accounts receivable from the Originators and the Facility Documents delivered to the Program Agent represent all agreements between the Originators and the Seller. Upon the purchase or contribution to capital of each Receivable pursuant to the Sale Agreement, the Seller shall be the lawful owner of, and have good title to, such Receivable and all Related Security and Collections with respect thereto, free and clear of any Adverse Claims.

         (m) Business. Since its formation, the Seller has conducted no business other than the purchase and receipt of capital contributions of Receivables and related assets from the Originators under the Sale Agreement, the assignment of Receivables Assets under this Agreement to finance any such purchases, and such other activities as are incidental to the foregoing. The Facility Documents are the only agreements to which Seller is a party.

         (n) Taxes. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes (including, without limitation, all sales, excise and personal property taxes) prior to such taxes becoming delinquent, except to the extent that (i) the validity of such taxes or assessments is being contested in good faith by appropriate proceedings, or (ii) such delinquency could not reasonably be expected to have a Material Adverse Effect.

         (o) Solvency. The Seller: (i) is not "insolvent" (as such term is defined in Section 101(32)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they come due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

         (p) Investment Company Act. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (q) Use of Proceeds. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (r) Current Transactions. Each Purchase of Receivables Assets will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

         (s) Ownership. As of the date hereof, all of the outstanding capital stock of the Seller is directly owned of record by AB Cellular, all of which is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock of the Seller. All of the outstanding membership interests of AB Cellular are indirectly owned by ATTWS, all of which is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire membership interests of AB Cellular.

         (t) Non-Affiliate. The Seller is not an Affiliate of any Purchaser hereunder.

         (u) Eligibility of Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance satisfies the requirements of eligibility contained in the definition of "Eligible Receivable" as of the date of such inclusion.

         (v) Information from Accountants. The Seller has advised its independent certified public accountants that the Managing Agents have been authorized to review and discuss with such accountants, as they may reasonably request, any and all financial statements and other information of any kind that such accountants may have which relate to the Receivables, Related Security and Collections with respect thereto, and the Seller has directed such accountants to comply with any reasonable request of the Program Agent for such information.

         (w) Payments to Originators. With respect to each Transferred Receivable, the Seller (i) shall have received such Transferred Receivable as a contribution to the capital of the Seller by an Originator or (ii) shall have purchased such Transferred Receivable from an Originator in exchange for payment (made by the Seller to such Originator in accordance with the provisions of the Sale Agreement) in an amount which constitutes fair consideration and reasonably equivalent value. No such sale referred to in clause (ii) of the preceding sentence shall have been made for or on account of an antecedent debt owed by such Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

         (x) Material Adverse Effect. Since December 31, 2000, no event has occurred which would have a Material Adverse Effect.

         (y) Compliance with Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Transferred Receivable and the related Contract and has not made any change to such Credit and Collection Policy other than as permitted under
Section 5.03(c).

         (z) Enforceability of Contracts. Each Contract with respect to each Transferred Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Transferred Receivable created thereunder, enforceable against such Obligor in accordance with its terms, subject to the Enforceability Exceptions.

         SECTION 4.02. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

         (a) Due Formation and Good Standing. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business requires it to be so qualified except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect.

         (b) Due Authorization and No Conflict. The execution, delivery and performance by the Servicer of this Agreement, the Sale Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action on the part of the Servicer, do not contravene (i) the Servicer's certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Servicer or its property, or (iv) any order, writ, judgment, award, injunction or decree binding on the Servicer or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement binding on the Servicer or its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

This Agreement, the Sale Agreement and the other Facility Documents to which the Servicer is a party have been duly executed and delivered on behalf of the Servicer.

         (c) Governmental Approvals. The transactions contemplated by this Agreement and the Facility Documents require no action by or in respect of, or filing with, any governmental body, agency or official.

         (d) Enforceability of Facility Documents. This Agreement, the Sale Agreement and each other Facility Document to be delivered by the Seller in connection herewith constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to the Enforceability Exceptions.

         (e) No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against the Servicer or the property of the Servicer, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect with respect to the Servicer or its property or which (i) assert the invalidity of any Facility Document or any action to be taken by the Servicer in connection therewith, or (ii) seek to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Servicer is not in default with respect to any order of any court, arbitrator or Governmental Authority a default in respect of which would reasonably be expected to have a Material Adverse Effect.

         (f) Accuracy of Information. No Investor Report, Weekly Report or Purchase Request (in each case, if prepared by the Servicer) information, exhibit, financial statement, document, book, record or report, furnished or to be furnished by the Servicer to the Program Agent, any Managing Agent, any Purchaser or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or as of the date so furnished (except as otherwise disclosed to the Program Agent, such Managing Agent, such Purchaser or such Liquidity Provider, as the case may be, at such time) and no such document contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact necessary in order to make the statements contained therein not misleading.

         (g) Account Information. The Lock-Boxes set forth on Exhibit F are the only addresses to which Obligors are directed to make payment on Transferred Receivables. The Lock-Box Accounts set forth on Exhibit F are the only accounts to which Obligors remit Collections of Transferred Receivables.

         (h) Software. The Servicer has the right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Transferred Receivables to the extent necessary to administer the Transferred Receivables.

         (i) Eligibility of Eligible Receivables. Each Transferred Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance satisfies the requirements of eligibility contained in the definition of "Eligible Receivable" as of the date of such inclusion.

         (j) Material Adverse Effect. Since December 31, 2000, no event has occurred which would have a Material Adverse Effect.

         (k) Compliance with Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Transferred Receivable.

         (l) Financial Statements. The Servicer has heretofore furnished to the Program Agent and the Managing Agents copies of (i) the combined financial statements for the year ended December 31, 2000 of ATTWS filed with the Securities and Exchange Commission and (ii) ATTWS' combined financial statements for the nine months ended September 30, 2001 filed with the Securities and Exchange Commission. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of ATTWS as of such dates in accordance with GAAP. There has been no material adverse change since December 31, 2000 in the business, financial condition or results of operations of the Servicer and its consolidated subsidiaries, taken as a whole.

                                    ARTICLE V
                                GENERAL COVENANTS

         SECTION 5.01. Affirmative Covenants of the Seller. From the Initial Purchase Date until the later of the Termination Date and the Final Collection Date, the Seller will, unless the Program Agent and the Managing Agents shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply with all applicable laws, rules, regulations and orders with respect to all Transferred Receivables and the agreements and documents related thereto.

         (b) Preservation of Existence. Observe all procedures required by its articles of incorporation and by-laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign entity in each other jurisdiction where the nature of its business requires such qualification, and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

         (c) Audits. Permit the Program Agent, its agents or representatives:

                  (i) to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters, at any time during regular business hours;

                  (ii) to have access to all records, files, books of account, data bases and information of the Seller pertaining to all Receivables and Related Security, including the Records, and to inspect, and make extracts therefrom at Seller's expense; and

                  (iii) to cause, at any time, testing and verification procedures to be performed with respect to the books and records of the Seller related to the Receivables by independent public accountants satisfactory to the Program Agent and the Managing Agents, and to cause an annual report with respect to certain agreed-upon procedures satisfactory to the Program Agent and the Managing Agents to be delivered by such independent public accountants.

         (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain (or cause the Originators to keep and maintain) all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Receivable), and in which timely entries are made in accordance with generally accepted accounting principles. Such books and records shall be marked in accordance with Section
6.05 hereof, to indicate the sales of all Transferred Receivables and Related Security hereunder and shall include, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable, as well as the Seller's actual experience with respect to any Dilution Factor. The Seller shall promptly notify the Program Agent and each Managing Agent of any conversion or substitution of the computer software used by the Seller to maintain such books and records.

         (e) Performance and Compliance with Transferred Receivables and Contracts. At its expense timely and fully perform and comply in all respects with all provisions, covenants and other promises required to be observed by it under the Transferred Receivables and the Contracts related thereto.

         (f) Credit and Collection Policies. Comply with its Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

         (g) Collections.

                  (i) Instruct all Obligors of Transferred Receivables to cause all Collections to be deposited directly to one of the Lock-Box Accounts, and if the Seller shall receive any Collections, the Seller shall remit such Collections to one of the Lock-Box Accounts within one
         (1) Business Day following the Seller's receipt of available funds and identification thereof;

                  (ii) use reasonable efforts to prevent the deposit of any funds other than Collections into any of the Lock-Box Accounts; and

                  (iii) to the extent that any such funds are nevertheless deposited into the Lock-Box Accounts, promptly, and in any event, within two (2) Business Days following such deposit, segregate and remit any such funds to the owner thereof.

         (h) Posting of Collections and Transferred Receivables. Apply all Collections to the Transferred Receivables owed by the applicable Obligor in a timely manner in accordance with business practices in existence as of the date hereof.

         (i) Facility Documents. Subject to Section 5.01(k), comply with the terms of and employ the procedures outlined in and enforce its rights with respect to the obligations of the Originators under the Sale Agreement and all of the other Facility Documents to which the Seller is a party.

         (j) Separate Corporate Existence. Take all reasonable steps (including, without limitation, all steps that the Program Agent may from time to time reasonably request) to maintain the Seller's identity as a separate legal entity from ATTWS and each Originator and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of ATTWS and each other Affiliate thereof. Without limiting the generality of the foregoing, the Seller shall (i) at all times have at least one (1) "Independent Director" as defined in and as required under the Seller's articles of incorporation, acceptable to the Program Agent, and at least one (1) officer responsible for managing the Seller's day-to-day operations; (ii) maintain the Seller's books and records separate from those of any Affiliate and maintain records of all intercompany debits and credits and transfers of funds made by each Originator on its behalf; (iii) except as otherwise contemplated under Section 2.04, use reasonable efforts to minimize the commingling of funds or other assets of the Seller with those of any other Affiliate, and not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals except as otherwise contemplated hereunder with respect to the Servicer's administration of Collections; (iv) not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate which is on terms that are less favorable to the Seller than those that might be obtained in an arm's length transaction at the time from Persons who are not an Affiliate and which is not evidenced by or pursuant to a written agreement; (v) pay its own operating expenses and liabilities (including but not limited to the salaries paid to its employees and any fees paid to its directors) from its own separate assets; (vi) clearly identify its office (by sign or otherwise) as being separate and distinct from the offices of, or any space occupied by, ATTWS and its other Affiliates even if such office space is leased or subleased from, or is on or near premises occupied by ATTWS or by such Affiliates and allocate fairly any overhead, if relevant, for shared office space or business facilities or equipment; (vii) act solely in its own name, through its own officials or representatives where relevant, and will not hold itself out as a "division" or "part" of ATTWS or its Affiliates; (viii) have stationery and other business forms and a telephone number separate from that of ATTWS or its Affiliates, (ix) at all times be adequately capitalized in light of its contemplated business, and (x) take all other actions reasonably necessary on its part to operate its business and perform its obligations under the Facility Documents in a manner consistent with the factual assumptions described in the legal opinions delivered to the Program Agent and the Managing Agents pursuant to Section 3.01 and Section 3.02 hereof.

         (k) Rights under the Sale Agreement. In connection with the Sale Agreement, direct, instruct, or request any lawful action thereunder, including without limitation, in connection with enforcement of its rights thereunder, as instructed by the Program Agent.

         (l) Bank of America Lock-Box Account. Within twenty (20) Business Days of the date hereof, cause Lock-Box Account number 68004704 at Bank of America, N.A. to be closed or to become the subject of a Lock-Box Agreement.

         SECTION 5.02. Reporting Requirements of the Seller. From the Initial Purchase Date until the later of the Termination Date and the Final Collection Date, the Seller will, unless the Program Agent and the Managing Agents shall otherwise consent in writing, furnish or cause to be furnished to the Program
Agent:

         (a) Event of Termination and Ratings Downgrade Periods.

                  (i) As soon as reasonably practicable and in any event within two (2) Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, the statement of a Responsible Officer of the Seller setting forth details of such Event of Termination or event and the action which the Seller proposes to take with respect thereto.

                  (ii) As soon as reasonably practicable and in any event within one (1) Business Day after the commencement of each Ratings Downgrade Period, the statement of a Responsible Officer of the Seller setting forth details of the commencement of such Ratings Downgrade Period.

         (b) Financial Statements.

                  (i) As soon as available, and in any event within one hundred five (105) days after the end of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such fiscal year and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year of the Seller, certified by the chief financial officer of the Seller, (ii) as soon as is available, and in any event within one hundred five (105) days after the end of each fiscal year of ATTWS, a copy of the report on form 10-K which ATTWS files with the Securities and Exchange Commission for such year for ATTWS and fifteen
         (15) days after being sent to its public security holders, a copy of ATTWS' annual report and (iii) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of ATTWS, a balance sheet of ATTWS as of the end of such fiscal quarter and a statement of income and retained earnings of ATTWS for the period commencing at the end of the previous fiscal year and ending as of the end of such quarter, certified by the chief financial officer of ATTWS.

         (c) Compliance Certificates. Concurrently with any delivery of information under clause (b) above, a certificate of a Responsible Officer certifying that no Event of Termination has occurred, or, if such an Event of Termination has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

         (d) Public Filings. Promptly after the same become publicly available, copies of all other reports filed by ATTWS with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of the Securities and Exchange Commission, or distributed to ATTWS' shareholders, as the case may be;

         (e) Reporting on Litigation and Adverse Effects. Promptly and in no event more than five (5) Business Days after the occurrence of any and all litigation or any other matters or events concerning the Seller, the Servicer, ATTWS or any Originator which could reasonably be expected to have a Material Adverse Effect, notice thereof.

         (f) ERISA. Promptly upon its occurrence, notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of ATTWS and its Subsidiaries in an aggregate amount exceeding $150,000,000.

         (g) Other Information. As soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Seller as the Program Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Program Agent, the Managing Agents any Purchaser or any Liquidity Provider under or as contemplated by this Agreement.

         SECTION 5.03. Negative Covenants of the Seller. From the Initial Purchase Date until the later of the Termination Date and the Final Collection Date, the Seller will not, without the written consent of the Program Agent and the Managing Agents:

         (a) Sales, Liens, Etc. Against Transferred Receivables and Related Assets. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable or any other Receivables Assets, or assign any right to receive income in respect thereof except to the Purchasers pursuant to this Agreement.

         (b) Extension or Amendment of Transferred Receivables. Except as otherwise permitted in Sections 5.04(c)(i) and 6.02, extend, amend, waive or otherwise modify, the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, have a Material Adverse Effect or impair the collectibility of any Transferred Receivable.

         (d) Change in Payment Instructions to Obligors; Lock-Box Agreements. Add any bank as a Lock-Box Bank from those listed in Exhibit F, unless the Program Agent shall have received (i) thirty (30) days' prior notice of such addition and (ii) prior to the effective date of such addition, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank or Lock-Box Processor, as applicable, the Seller, any applicable Originator, and the Program Agent and (y) copies of all agreements and documents signed by the Seller, any applicable Originator or the respective Lock-Box Bank or Lock-Box Processor, as applicable, with respect to any new Lock-Box Account. The Seller shall cause each Originator to provide the Program Agent with prompt written notice of any termination of any bank as a Lock-Box Bank and any change in its instructions to Obligors regarding payments to be made to any Lock-Box or any Lock-Box Account.

         (e) Merger, Consolidation, Etc. Sell any equity interest to any Person (other than AB Cellular, ATTWS or any direct or indirect wholly owned subsidiary of ATTWS ) or consolidate with or merge into or with any Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or from any Subsidiary, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly provided or permitted under the terms of this Agreement or as consented to by the Program Agent.

         (f) Change in Name; Jurisdiction of Organization. (1) Make any change to its name indicated on the public record of its jurisdiction of organization which shows it to have been organized, or (2) change its form of organization or its jurisdiction of organization.

         (g) ERISA Matters. Establish or be a party to any Plan or Multiemployer Plan other than any such plan established by an Affiliate of the Seller.

         (h) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Program Agent, any Purchaser or any Affected Party expressly contemplated hereunder or (ii) Indebtedness to the Originators pursuant to the Sale Agreement, the Subordinated Notes or any other Facility Document.

         (i) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Program Agent, any Purchaser or any Affected Party as provided for under this Agreement.

         (j) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate of the Seller, except for:

                  (i) the transactions contemplated by the Sale Agreement and the other Facility Documents;

                  (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Seller than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; and

                  (iii) transactions between the Seller and AB Cellular and other permitted owners of Seller under Section 5.03(e), which transactions consist of ordinary course of business transactions between a parent corporation and its Subsidiary.

         (k) Facility Documents. Terminate, amend or otherwise modify any Facility Document, or grant any waiver or consent thereunder.

         (l) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for Permitted Investments and the purchase and receipt of capital contributions of Receivables and related assets pursuant to the terms of the Sale Agreement.

         (m) Organizational Documents. Change, amend, alter or otherwise modify its articles of incorporation or by-laws.

         (n) Rights under the Sale Agreement. In connection with the Sale Agreement, consent to any amendments, modifications or waivers thereof, or direct, instruct or request any action thereunder in contravention of the direction of the Program Agent.

         (o) Purchases under the Sale Agreement. Make any Purchases under and as defined in the Sale Agreement during any Voluntary Liquidation Period or at any time that Capital has been reduced to zero hereunder except in connection with a Capital Purchase, subject to the conditions of Section 3.02.

         SECTION 5.04. Covenants of the Servicer.

         (a) Affirmative Covenants of the Servicer. From the Initial Purchase Date until the later of the Termination Date and the Final Collection Date, the Servicer will, unless the Program Agent and the Managing Agents shall otherwise consent in writing:

                  (i) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders with respect to the Transferred Receivables, the servicing thereof and the agreements and documents related thereto, except for such failure to comply as would not reasonably be expected to have a Material Adverse Effect.

                  (ii) Preservation of Corporate Existence. Observe all procedures required by its certificate of incorporation and by-laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign entity in each other jurisdiction where the nature of its business requires such qualification and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

                  (iii) Audits. Permit the Program Agent, its agents or representatives:

                           (A) to discuss matters relating to the Receivables or
                  the Servicer's performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters, at any time during regular business hours;

                           (B) to have access to all records, files, books of
                  account, data bases and information pertaining to all Receivables and Related Security, including the Records, and to inspect and make extracts therefrom at the Servicer's expense.

                           (C) to cause, at any time, testing and verification
                  procedures to be performed with respect to the books and records of the Servicer related to the Receivables by independent public accountants satisfactory to the Program Agent and the Managing Agents, and to cause an annual report with respect to certain agreed-upon procedures satisfactory to the Program Agent and the Managing Agents to be delivered by such independent public accountants.

                  (iv) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Receivables in the event of the destruction of the originals thereof) and keep and maintain (or cause the Originators to keep and maintain) all documents, books, records and other information reasonably necessary for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Transferred Receivable), and in which timely entries are made in accordance with generally accepted accounting principles. Such books and records shall be marked in accordance with Section 6.05 hereof, to indicate the sales of all Transferred Receivables and Related Security hereunder and shall include, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable, as well as the Servicer's actual experience with respect to any Dilution Factor. The Servicer shall promptly notify the Program Agent and each Managing Agent of any conversion or substitution of the computer software used by the Servicer to maintain such books and records.

                  (v) Performance and Compliance with Transferred Receivables. At its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Transferred Receivables.

                  (vi) Credit and Collection Policies. Comply with its Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

                  (vii) Collections.

                           (A) Instruct all Obligors of Transferred Receivables
                  to cause all Collections to be deposited directly to one of the Lock-Box Accounts subject to a Lock-Box Agreement and if the Servicer shall receive any Collections, the Servicer shall remit such Collections to one of the Lock-Box Accounts subject to a Lock-Box Agreement within one (1) Business Day following the Servicer's receipt of available funds and identification thereof and, upon the Program Agent's written request, following the occurrence of an Event of Termination which is continuing, within one (1) Business Day following the deposit of Collections into the Lock-Box Accounts, cause such amounts to be transferred to the Collection Account;

                           (B) use reasonable efforts to prevent the deposit of
                  any funds other than Collections into any of the Lock-Box Accounts; and

                           (C) to the extent that any such funds are
                  nevertheless deposited into any Lock-Box Accounts, promptly, and in any event, within two (2) Business Days following such deposit, segregate and remit any such funds to the owner thereof.

                  (viii) Posting of Collections and Transferred Receivables. Apply all Collections to the Transferred Receivables owed by the applicable Obligor in a timely manner in accordance with its business practices in existence as of the date of this Agreement.

                  (ix) Facility Documents. Comply with the terms of and employ in all material respects the procedures outlined in the Sale Agreement and all of the other Facility Documents to which it is a party.

                  (x) Frequency of Billing. Prepare and mail invoices with respect to all Transferred Receivables no less frequently than monthly.

         (b) Reporting Requirements of the Servicer. From the Initial Purchase Date until the later of the Termination Date and the Final Collection Date, the Servicer will, unless the Program Agent and the Managing Agents shall otherwise consent in writing, furnish to the Program Agent and the Managing Agents:

                  (i) As soon as reasonably practicable and in any event within two (2) Business Days after a Responsible Officer of the Servicer has knowledge of the occurrence of each Event of Termination or Incipient Event of Termination, a notice setting forth details of such Event of Termination or event.

                  (ii) As soon as reasonably practicable and in any event within two (2) Business Days after a Responsible Officer of the Servicer has knowledge of the occurrence of each event described in the definition of "Servicer Default" or each event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default, the statement of a Responsible Officer of the Servicer setting forth details of such Servicer Default or event and the action which the Servicer proposes to take with respect thereto.

                  (iii) As soon as reasonably practicable and in any event within one (1) Business Day after the commencement of each Ratings Downgrade Period, a notice setting forth details of the commencement of such Ratings Downgrade Period.

                  (iv) As soon as reasonably practicable, from time to time, such other information, documents, records or reports within its possession respecting the Receivables or the conditions or operations, financial or otherwise, of the Servicer as the Program Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Program Agent, any Managing Agent, any Purchaser or any Liquidity Provider under or as contemplated by this Agreement.

                  (v) Prior to the Closing Date and on each Monthly Reporting Date, an Investor Report and a report identifying each Excluded Receivable.

                  (vi) On each Weekly Reporting Date during a Level 2 Ratings Downgrade Period, or during any Voluntary Liquidation Period, a Weekly Report and a report identifying each Excluded Receivable.

                  (vii) If the Program Agent shall have required the Payment Date to occur more frequently than monthly (or weekly) in accordance with the definition of the term "Payment Date," on each Payment Date, a calculation of the Net Receivables Pool Balance and the Required Receivables Balance (which report of such calculations shall be deemed to be an Investor Report for all purposes under this Agreement).

         (c) Negative Covenants of the Servicer. From the Initial Purchase Date until the later of the Termination Date and the Final Collection Date, the Servicer will not, without the written consent of the Program Agent and the Managing Agents:

                  (i) Extension or Amendment of Transferred Receivables. Except as otherwise permitted in Section 6.02, extend, amend, waive or otherwise modify, the terms of any Transferred Receivable, except (x) in accordance with the Credit and Collection Policy and (y) for extensions of maturity or adjustments to the Outstanding Balance of any Delinquent Receivable or Defaulted Receivable as it deems appropriate to maximize collections thereof, provided that no such extension shall cancel or otherwise affect such Transferred Receivable's status as a Delinquent Receivable or a Defaulted Receivable, as applicable.

                  (ii) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, have a Material Adverse Effect or impair the collectibility of any Transferred Receivable.

                  (iii) Change in Lock-Box Agreement or Instructions to Obligors. Add any Person as a Lock-Box Processor unless the Program Agent shall have received (i) thirty (30) days' prior notice of each such addition; and (ii) prior to the effective date of such addition,
         (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank or Lock-Box Processor, as applicable, the Seller, each applicable Originator, and the Program Agent and (y) copies of all agreements and documents signed by the Seller, each applicable Originator or the respective Lock-Box Bank or Lock-Box Processor, as applicable with respect to any new Lock-Box Account. Each of the Seller and the Servicer shall provide the Program Agent with prompt written notice of any termination of any bank as a Lock-Box Bank and any change in its instructions to Obligors regarding payments to be made to any Lock-Box or any Lock-Box Account.

                                   ARTICLE VI
                          ADMINISTRATION OF RECEIVABLES

         SECTION 6.01. Designation of Servicer.

         (a) The servicing, administering and collection of the Transferred Receivables shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with this Section 6.01. Until the Program Agent, with the consent or at the direction of the Managing Agents, gives notice to the Seller and the Servicer of the designation of a new Servicer as provided in
Section 6.01(b) below, AWS Nevada is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may, upon written notice to the Program Agent but otherwise without the prior written consent of any Purchaser, the Program Agent, any Managing Agent or any Liquidity Provider, subcontract with a sub-servicer for the collection, servicing or administration of the Transferred Receivables; provided, however, that (i) the Servicer shall remain liable for the timely and complete performance of its duties and obligations pursuant to the terms hereof and (ii) any sub-servicing agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone, and the Purchasers, the Program Agent, the Managing Agents and the Liquidity Providers shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the sub-servicer.

         (b) Upon either (x) the occurrence and continuance of a Servicer Default or, (y) the existence of both a Level 2 Ratings Downgrade Period and an Incipient Event of Termination, the Program Agent may, upon written notice, designate as Servicer any Person to succeed AWS Nevada (or any successor Servicer) subject to the condition that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the reasonable determination by the Servicer that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law.

         (c) AWS Nevada agrees that, upon its resignation or replacement as Servicer pursuant to Section 6.01(b) above, it will cooperate with the Program Agent and the successor

Servicer in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, (i) assisting the successor Servicer in enforcing all rights under the Transferred Receivables and Related Security, (ii) transferring, promptly upon receipt, to the successor Servicer any Collections or other amounts related to the Transferred Receivables received by AWS Nevada, (iii) transferring to the successor Servicer all Records held by or under the control of AWS Nevada and (iv) permitting the successor Servicer to have access to all tapes, discs, diskettes and related property containing information concerning the Transferred Receivables and the Records and take all actions necessary to permit the successor Servicer to use all computer software that may facilitate the Servicer's access to and use of such information and act as data processing agent for such successor Servicer if requested. Upon the resignation or replacement of AWS Nevada as Servicer, AWS Nevada shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such resignation or replacement.

         SECTION 6.02. Duties of the Servicer.

         (a) The Servicer shall take or cause to be taken all such actions as it deems necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, each Purchaser, each Liquidity Provider, each Managing Agent and the Program Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Transferred Receivables and the Related Security. The Servicer (so long as it is AWS Nevada) will at all times apply the same standards and follow the same procedures with respect to the decision to commence litigation with respect to the Transferred Receivables, and in prosecuting and litigating with respect to Transferred Receivables, as it applies and follows with respect to accounts receivable which are not Transferred Receivables. In no event shall the Servicer be entitled to make the Program Agent, any Managing Agent, any Purchaser or any Liquidity Provider a party to any litigation without the such Person's express prior written consent.

         (b) The Servicer shall notify all Obligors to make payments with respect to the Receivables Assets solely to a Lock-Box Account. The Servicer shall apply all Collections to the Transferred Receivables owed by the applicable Obligors in a timely manner in accordance with its business practices in existence as of the date hereof. In the event the Servicer receives any Collections or other proceeds of the Receivables Assets, it shall hold such Collections and other proceeds on behalf of the Seller for application and remittance in accordance with Section 2.04 and it shall remit the same to the Collection Account to the extent required under Section 5.04(a)(vii) or Section
6.03. The Seller shall deliver to the Servicer, and the Servicer shall hold in trust for the Seller, the Purchasers and the Liquidity Providers in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, the Program Agent shall, upon the occurrence and continuance of an Event of Termination, have the absolute and unlimited right to direct the Servicer to commence or settle any legal action to enforce collection of any Transferred Receivable or to foreclose upon or repossess any Related Security. The Servicer's authorization under this Agreement shall terminate on the Final Collection Date.

         (c) The Servicer shall, as soon as practicable following receipt, turn over to the Seller or Person entitled thereto collections in respect of any receivable which is not a Transferred Receivable less, to the extent the Servicer performed any collection or enforcement actions which it was authorized by the Seller to perform, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in collecting and enforcing such receivable. The Servicer shall as soon as practicable following demand therefor deliver to the Seller all records in its possession relating to receivables of the Seller other than Transferred Receivables.

         SECTION 6.03. Rights of the Program Agent. Upon written notice during a Level 2 Ratings Downgrade Period or following the occurrence and during the continuance of an Event of Termination, the Program Agent may, and at the direction of any Managing Agent for which the related Group Purchase Limit is greater than or equal to $250,000,000 shall, exercise its right to take exclusive ownership and control of the Lock-Boxes and the Lock-Box Accounts, and the Seller hereby agrees to take any further action necessary that the Program Agent may reasonably request to effect such control. The Program Agent is hereby authorized to, and at the direction of any Managing Agent for which the related Group Purchase Limit is greater than or equal to $250,000,000 shall, at any time during a Level 2 Ratings Downgrade Period or following and during the continuance of an Event of Termination, notify any of the Lock-Box Processors to remit all items of payment or proceeds thereof to the Program Agent or the Collection Account or to notify any or all of the Lock-Box Banks to remit all amounts deposited in the applicable Lock-Box Accounts to the Collection Account or directly to the Program Agent or its designee. At any time during a Level 2 Ratings Downgrade Period or following the occurrence and continuance of an Event of Termination (i) the Program Agent may, and at the direction of any Managing Agent for which the related Group Purchase Limit is greater than or equal to $250,000,000 shall, notify (or may direct the Servicer to notify) the Obligors of Transferred Receivables or any of them, of the Purchasers' and the Liquidity Providers' interest in Receivables Assets and direct such Obligors, or any of them, that payment of all amounts payable under any such Transferred Receivable be made directly to the Program Agent or its designee; (ii) the Seller shall, at the Program Agent's request and at the Seller's expense, give notice of the Purchasers' and the Liquidity Providers' interest in Transferred Receivables to each Obligor and direct that payments be made directly to the Program Agent or its designee; and (iii) each of the Seller, each Purchaser and the Liquidity Providers hereby authorizes the Program Agent to take any and all steps in the Seller's name and on behalf of the Seller, the Purchasers and the Liquidity Providers necessary or desirable, in the determination of the Program Agent, to collect all amounts due under any and all Transferred Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Transferred Receivables.

         SECTION 6.04. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations under the Transferred Receivables to the same extent as if Receivables Assets had not been assigned hereunder and the exercise by the Program Agent of its rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Transferred Receivables. None of the Program Agent, the Managing Agents, the Purchasers or the Liquidity Providers shall have any obligation or liability with respect to any Transferred Receivables or Receivables Assets, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

         SECTION 6.05. Further Action Evidencing Program Agent's Interest. Each of the Seller and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Program Agent may reasonably request in order to perfect, protect or more fully evidence the interest of the Program Agent or the Purchasers granted hereunder or to enable the Program Agent to exercise or enforce any of its or the Purchasers' rights hereunder. Without limiting the generality of the foregoing, each of the Seller and the Servicer will (i) mark its master data processing records evidencing such Transferred Receivables with a legend, reasonably acceptable to the Program Agent, evidencing that an interest therein has been assigned to the Program Agent under this Agreement, and (ii) upon the request of the Program Agent, file such financing statements, continuation statements or amendments thereto or assignments thereof, and execute and file such other instruments or notices, as may be necessary or appropriate or as the Program Agent may reasonably request. The Seller hereby authorizes the Program Agent to file (with the Seller as debtor) one or more financing statements, continuation statements and amendments thereto and assignments thereof, relative to all or any of the Transferred Receivables and the Related Security now existing or hereafter arising, without the signature of the Seller. A photographic or other reproduction of this Agreement or any financing statement covering the Receivables Assets, or any part thereof, shall be sufficient as a financing statement. If either the Seller or the Servicer fails to perform any of its respective agreements or obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Agent incurred in connection therewith shall be payable by the Seller or the Servicer, as applicable, upon the Program Agent's demand therefor; provided, however, prior to taking any such action, the Program Agent shall give written notice of such intention to the Seller or the Servicer, as applicable, and provide the Seller or the Servicer, as applicable, with a reasonable opportunity to take such action itself; provided, further, that no such notice shall be required to be given on and after the occurrence of any Event of Termination.

                                   ARTICLE VII
                              EVENTS OF TERMINATION

         SECTION 7.01. Events of Termination. If any of the following events (each, an "Event of Termination") shall occur:

         (a) The Seller shall fail to make any payment or deposit in respect of Capital, Yield, Liquidity Fees, Program Fees or Servicer Fees required to be made by it hereunder when due;

         (b) The Seller shall fail to make any payment or deposit (other than those amounts referred to in clause (a) above) required to be made by it hereunder when due and such failure shall continue for one (1) Business Day;

         (c) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) Business Days;

         (d) Any representation or warranty made or deemed to be made by the Seller under or in connection with this Agreement, any Investor Report, any Weekly Report, any Purchase Request or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made;

         (e) The Purchasers shall cease to have a valid and perfected first priority ownership interest to the extent of the pertinent Purchased Interest in each Transferred Receivable and the Related Security and Collections with respect thereto;

         (f) (i) The Seller, the Servicer or ATTWS shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Servicer or ATTWS seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property which proceeding has not been dismissed or stayed within thirty (30) days; or (ii) the Seller, the Servicer or ATTWS shall take any corporate action to authorize any of the actions set forth in clause (i) above in this paragraph (f);

         (g) A Servicer Default;

         (h) As of the last day of any Monthly Period, (i) the average of the Default Ratios for the three (3) most recently ended Monthly Periods shall exceed 4.5%, (ii) the average of the Delinquency Ratios for the three (3) most recently ended Monthly Periods shall exceed 7.5%, (iii) the average of the Dilution Ratios for the three (3) most recently ended Monthly Periods shall exceed 14.0%, or (iv) the average of the Loss-to-Liquidation Ratios for the three (3) most recently ended Monthly Periods shall exceed 9.0%;

         (i) As of the close of business on any date, the Required Receivables Balance as of such date shall exceed the Net Receivables Pool Balance (after giving effect to any increases or reductions to Capital on such date) and such excess continues for two (2) Business Days or more;

         (j) There shall have occurred any event or circumstance which has a Material Adverse Effect;

         (k) The Seller, the Servicer or ATTWS shall fail to pay, or shall default in the payment of, any principal or interest on any Indebtedness beyond any period of grace provided; or breach or default with respect to any other term of any evidence of any Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such breach or default continues beyond any applicable period of grace provided, if the effect of such failure, default or breach is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause that Indebtedness to become or be declared due prior to its stated maturity; provided, however, that this Section 7.01(k) shall not apply with respect to Indebtedness of ATTWS that does not exceed $150,000,000 in the aggregate;

         (l) (i) One or more judgments for the payment of money shall be rendered against the Seller or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against ATTWS or any Subsidiary of ATTWS or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Seller, ATTWS or any Subsidiary of ATTWS to enforce any such judgment;

         (m) (i) A "Termination Event" under and as defined in the Sale Agreement shall occur, (ii) any Originator shall have declared the "Termination Date" as defined in and in accordance with the Sale Agreement, (iii) except as the result of a Voluntary Liquidation Period or during any period when Capital has been reduced to zero, one or more Originators the aggregate Outstanding Balance of whose Transferred Receivables exceeds 15.0% of the aggregate Outstanding Balance of all Eligible Receivables at such time shall cease for any reason to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to the Seller under the Sale Agreement, (iv) the Seller shall cease to perform any of its material obligations and undertakings under and pursuant to the Sale Agreement or shall fail to enforce the rights and remedies accorded it under the Sale Agreement as directed by the Program Agent, (v) the Seller shall fail to enforce the rights and remedies accorded it under the Receivables Sale Agreement in any material respect, or (vi) the Sale Agreement shall cease to be in full force and effect;

         (n) (i) A default shall occur under any other Facility Document which shall remain unremedied for ten (10) Business Days, or (ii) any of the Sale Agreement, the Performance Undertaking, the Fee Letter, or any Lock-Box Agreement shall cease to be in full force and effect other than (x) in accordance with the terms of such Facility Document, (y) solely as a result of any action or failure to act on the part of the Program Agent, any Managing Agent or any Purchaser, or (z) with the written consent of the Managing Agents;

         (o) The ratings of the long term senior unsecured debt obligations of ATTWS shall be withdrawn by S&P or Moody's or shall be less than BB+ by S&P or Ba1 by Moody's;

         (p) A Change in Control shall have occurred;

         (q) ATTWS shall cease to own directly or indirectly, one hundred percent (100%) of the voting securities or equity interests of the Seller;

         (r) An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a liability of ATTWS and its Subsidiaries in an aggregate amount exceeding $150,000,000;

         (s) The Servicer shall resign, be replaced or otherwise cease to perform as Servicer hereunder or the Servicer shall resign, be replaced or otherwise cease to perform as Servicer with respect to the Receivables Assets, unless in any such case, the successor Servicer is an Affiliate of ATTWS; or

         (t) ATTWS shall fail to make any payment or deposit required to be made by it under the Performance Undertaking when due and such failure shall continue for one (1) Business Day;

then, and in any such event, the Program Agent shall, at the request, or may with the consent, of the Committed Purchasers whose Commitments exceed fifty percent (50%) of the aggregate Commitments at such time, by notice to the Seller, declare the Termination Date to have occurred, except that, in the case of any event described in subsection (f) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Program Agent and the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the occurrence of the Termination Date, all obligations hereunder shall be immediately due and payable and all Capital shall be immediately due and payable.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.01. Indemnities by the Seller. Without limiting any other rights which any Affected Party may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), the Seller hereby agrees to indemnify any Purchaser, the Program Agent, each Managing Agent, the Servicer (if not an Affiliate of the Seller) and any Liquidity Provider (the "Indemnified Parties"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the acquisition by a Purchaser of a Purchased Interest. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from any of the following:

                  (i) the transfer of an interest in any Transferred Receivable other than an Eligible Receivable;

                  (ii) reliance on any representation or warranty made or deemed made by the Seller under this Agreement or any other Facility Document to which it is a party which shall have been false or incorrect in any respect when made or deemed made;

                  (iii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, the Sale Agreement or any other Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Transferred Receivable, the related Contract, or the Related Security, or the nonconformity of any Transferred Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

                  (iv) any Adverse Claim attaching to any Transferred Receivable or any Related Security or Collections with respect thereto, whether existing at the time that such Transferred Receivable initially arose or at any time thereafter;

                  (v) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with services the provision of which gave rise to or are the subject of any Transferred Receivable or Contract;

                  (vi) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable by the Seller, ATTWS or any Originator in connection with the Receivables Assets;

                  (vii) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Seller's actions or failure to act in breach of this Agreement;

                  (viii) the failure to vest and maintain vested in the Program Agent or to transfer to the Program Agent, on behalf of the Purchasers and the Liquidity Providers, a first priority perfected ownership interest in the Transferred Receivables, together with all Collections and Related Security, free and clear of any Lien except a Lien in favor of any Affected Party, whether existing at the time such Transferred Receivable arose or at any time thereafter;

                  (ix) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the Seller as "Debtor" with respect to any Receivables Assets;

                  (x) any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Transferred Receivable (including, without limitation, a defense based on such Transferred Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of services related to such Transferred Receivable or the furnishing or failure to furnish such services (other than as a result of the bankruptcy or insolvency of the related Obligor);



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
                  (xi) the commingling of Collections with any other funds of the Seller, any Affiliate of the Seller or any other Person;

                  (xii) any failure by the Seller to give reasonably equivalent value to any Originator in consideration for the transfer by such Originator to the Seller of any Transferred Receivables, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision or the Bankruptcy Code;

                  (xiii) the failure of any Lock-Box Processor or Lock-Box Bank to remit any amounts or items of payment held in a Lock-Box Account or in a Lock-Box pursuant to the instructions of the Program Agent given in accordance with this Agreement, the applicable Lock-Box Agreement or the other Facility Documents, whether by reason of the exercise of setoff rights or otherwise;

                  (xiv) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases made pursuant to this Agreement or any other Facility Document delivered hereunder or in respect of any of the Purchased Assets related hereto;

                  (xv) any claim brought by any Person arising from any activity by the Seller or an Affiliate of the Seller in servicing, administering or collecting any Transferred Receivable; or

                  (xvi) the sale by the Seller or any Originator of any Receivable in violation of any applicable law, rule or regulation;

provided, that the Seller shall not be required to indemnify any Indemnified Party to the extent of any amounts (w) resulting from the gross negligence or willful misconduct of such Indemnified Party or any member of such Indemnified Party's Purchase Group, or (x) constituting recourse for the lack of creditworthiness of an Obligor or the failure of an Obligor to pay a Transferred Receivable due to bankruptcy, insolvency or the financial inability of such Obligor to pay such Transferred Receivable, or (y) constituting net income taxes that are imposed by the United States or franchise taxes or net income taxes that are imposed on such Indemnified Party by the state or foreign jurisdiction under the laws of which such Indemnified Party is organized or in which it is otherwise doing business or any political subdivision thereof, arising out of or as a result of this Agreement or the ownership of Purchased Interests or in respect of any Transferred Receivable or any Contract, or (z) which other provisions of this Agreement expressly provide are not payable by the Seller hereunder. Any amounts subject to the indemnification provisions of this Section
8.01 shall be paid by the Seller to the related Indemnified Party within five
(5) Business Days following demand therefor.

         SECTION 8.02. Indemnities by the Servicer. The Servicer agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from any of the following:

                  (i) reliance on any representation or warranty made or deemed made by the Servicer under this Agreement or any other Facility Document to which it is a party, which shall have been false or incorrect when made or deemed made; and

                  (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, the Sale Agreement or any Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Transferred Receivable or the Related Security (including, without limitation, the covenants with respect to commingling of Collections set forth in Section 5.04(a)(vii)).

provided, that the Servicer shall not be required to indemnify any Indemnified Party to the extent of any amounts (w) resulting from the gross negligence or willful misconduct of such Indemnified Party or any member of such Indemnified Party's Purchase Group, or (x) constituting recourse for, the lack of creditworthiness of an Obligor or the failure of an Obligor to pay a Transferred Receivable due to bankruptcy, insolvency or the financial inability of such Obligor to pay such Transferred Receivable, or (y) constituting net income taxes that are imposed by the United States or franchise taxes or net income taxes that are imposed on such Indemnified Party by the state or foreign jurisdiction under the laws of which such Indemnified Party is organized or in which it is otherwise doing business or any political subdivision thereof, arising out of or as a result of this Agreement or the ownership of Purchased Interests or in respect of any Transferred Receivable or any Contract, or (z) which other provisions of this Agreement expressly provide are not payable by the Servicer hereunder. Any amounts subject to the indemnification provisions of this Section
8.02 shall be paid by the Servicer to the related Indemnified Party within five
(5) Business Days following demand therefor.


         SECTION 8.03. Materiality Considerations. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Article VIII, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.01. Authorization and Action. Each Purchaser hereby appoints and authorizes its related Managing Agent and the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent or the Program Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Managing Agents, the Program Agent and the Purchasers. The Seller shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing their functions and duties hereunder, the Managing Agents shall act solely as the agent for the respective Conduit Purchasers and the Committed Purchasers in the related Purchase Group and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the other Purchasers, the Seller, the Servicer, the Originators, ATTWS, any Affiliate of ATTWS or any of their respective successors and assigns. The Program Agent shall distribute all Collections and other amounts received or acquired by it hereunder on behalf of the applicable Purchasers or their respective Managing Agents to such Purchasers or such Managing Agents in accordance with Article II hereof.

         SECTION 9.02. Agents' Reliance, Etc. Neither the Program Agent nor any Managing Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or such Managing Agent or the Program Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Program Agent and the Managing Agents: (i) may consult with legal counsel (including counsel for Seller or any other Affiliate of ATTWS), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with this Agreement;
(iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Seller or any other Affiliate of ATTWS or to inspect the property (including the books and records) of Seller or any other Affiliate of ATTWS;
(iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 9.03. Agents and Affiliates. With respect to any Purchased Interest (or portion thereof) held by a Managing Agent or the Program Agent, such party shall have the same rights and powers under this Agreement as would a Purchaser if it were holding such Purchased Interest (or portion thereof) and may exercise the same as though such Person were not a Managing Agent or the Program Agent hereunder. Each Managing Agent and the Program Agent and their respective Affiliates may engage in any kind of business with Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller or any Obligor or any of their respective Affiliates, all as if such Persons were not Managing Agents and/or Program Agent and without any duty to account therefor to any Purchaser.

         SECTION 9.04. Purchaser's Purchase Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Program Agent, any Managing Agent, any of their respective Affiliates or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase a Purchased Interest in Transferred Receivables hereunder. Each Purchaser also acknowledges that it will, independently and without reliance upon the Program Agent, any Managing Agent, any of their respective Affiliates, or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

         SECTION 9.05. Delegation of Duties. The Program Agent and each Managing Agent may each execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Program Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 9.06. Successor Agents. The Program Agent and each Managing Agent may, upon thirty (30) days' notice to Seller, each Purchaser and each other party hereto, resign as Program Agent or Managing Agent, as applicable. If any such party shall resign as Program Agent or Managing Agent under this Agreement, then, in the case of the Program Agent, the Majority Committed Purchasers, and in the case of any Managing Agent, its related Conduit Purchasers, during such thirty-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Program Agent or applicable Managing Agent and references herein to the Program Agent or such Managing Agent shall mean such successor agent, effective upon its appointment; and such former Program Agent's or Managing Agent's rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Program Agent or Managing Agent or any of the parties to this Agreement. After any retiring Program Agent's or Managing Agent's resignation hereunder as such agent, the provisions of Article VIII, this Article IX and Section 10.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Program Agent or a Managing Agent under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. Amendments, Etc. (a) No waiver of any provision of this Agreement nor consent to any departure by the Seller or the Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by the Program Agent, the Managing Agents and each Committed Purchaser or, where permitted under this Agreement, the Program Agent and the Majority Committed Purchasers and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No amendment to this Agreement shall be effective unless the same shall be in writing and signed by the Majority Committed Purchasers, provided, however, that, without the written consent of all the Committed Purchasers, no such amendment shall (i) extend the Termination Date, (ii) extend the date of any payment or deposit of Collections by the Seller or by the Servicer or the time of payment of Yield, release or transfer all or any portion of the Purchased Interests, (iii) change the amount of any Committed Purchasers Purchased Interests other than as provided herein, (iv) change the amount of any Group Purchase Limit other than as provided herein or increase the Purchase Limit hereunder, (v) increase the Concentration Limit or any Special Concentration Limit, (vi) amend, modify or waive any provision of the definitions of Eligible Receivables, Majority Committed Purchasers, Net Receivables Pool Balance or Required Reserves or this Section 10.01, (vii) consent to or permit the assignment or transfer by the Seller or any of its rights and obligations under this Agreement or of any of its right, title or interest in or to the Transferred Receivables, (viii) amend or modify any provision of Section 7.01 or Section 10.04, or (ix) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (ix) above in a manner which would circumvent the intention of the restrictions set forth in such clauses.

         SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and shall be personally delivered or sent by registered mail, return receipt requested, or by courier or by facsimile, to each party hereto, at its address set forth under its name on
Schedule III hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two days after being deposited with such courier, or, in the case of notice by facsimile, when telephonic confirmation of receipt is obtained, in each case addressed as aforesaid.

         SECTION 10.03. No Waiver; Remedies. No failure on the part of the Program Agent, any Managing Agent, any Purchaser or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.04. Binding Effect; Assignability.

         (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Program Agent, the Managing Agents, the Purchasers and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the indemnification and payment provisions of Sections 2.06, 2.07, 2.08, Article VI and Article VIII shall be continuing and shall survive any termination of this Agreement.

         (b) The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Purchasers and the Program Agent. Each Conduit Purchaser may, without the consent of the Seller, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person. Any Committed Purchaser may, without the consent of the Seller but with the consent of the Managing Agent for the Purchase Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person; provided, however, that prior to the Termination Date, no Committed Purchaser shall assign less than $50,000,000 of its Commitment hereunder to any Person without the prior written consent of the Seller, such consent not to be unreasonably withheld. Upon any such assignment, the assignee shall succeed to and become vested with all the rights, powers, privileges and duties of such Purchaser, and the resigning Purchaser shall be discharged from its duties and obligations as Purchaser hereunder. The Seller and the Servicer agree to execute or obtain such other documentation as may be reasonably requested by the assigning Purchaser in order to effectuate such assignment. Any Committed Purchaser may, without the consent of the Seller, sell participation interests in its Commitment hereunder; provided, however, that after giving effect to the sale of such participation, such Committed Purchaser's obligations hereunder shall remain unchanged, such Committed Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Committed Purchaser hereunder shall be determined as if such Committed Purchaser had not sold such participation interest, and the Seller and the Program Agent shall continue to deal solely and directly with such Committed Purchaser and not be obligated to deal with such participant. No such participant shall be entitled to receive any greater Other Fees hereunder than the Purchaser selling such participation would otherwise be entitled to receive, or have the right to consent to any amendment, modification or waiver of any provision of this Agreement other than an amendment, modification or waiver which relates to the timing or amount of Capital, Yield or fees payable pursuant to the terms hereof. Notwithstanding any contrary provision contained in this Agreement, and notwithstanding that such assignment or participation may be permitted under this Section 10.04(b), no assignee of a Purchaser under this Section 10.04(b) shall be entitled to receive with respect to the rights and obligations assigned to it any greater Other Fees than the assignor Purchaser would have been entitled to receive with respect to those rights and obligations.

         (c) Notwithstanding any other provisions of this Agreement, any Purchaser may at any time create a security interest in all or a portion of its rights under this Agreement or any other Facility Document in favor of the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 10.05. Additional Purchase Groups. Upon the Seller's request, an additional Purchase Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchase Group, the Seller, the Servicer, ATTWS, the Program Agent and each of the Managing Agents, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a "Conduit Purchaser" shall become a party hereto as a Conduit Purchaser, entitled to the rights and subject to the obligations of a Conduit Purchaser hereunder, (ii) each Person specified therein as a "Committed Purchaser" shall become a party hereto as a Committed Purchaser, entitled to the rights and subject to the obligations of a Committed Purchaser hereunder, (iii) each Person specified therein as a "Managing Agent" shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Committed Purchasers party to such Joinder Agreement. On or prior to the effective date of such Joinder Agreement, the Seller and the new Managing Agent shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Purchase Group in connection with this Agreement, which fee letter shall be considered a "Fee Letter" for all purposes of this Agreement.

         SECTION 10.06. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREE-MENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASERS IN THE TRANSFERRED RECEIVABLES ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AMONG ANY OF THE SELLER, THE SERVICER, ANY PURCHASER, ANY MANAGING AGENT OR THE PROGRAM AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. EACH OF THE SELLER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS
SECTION 10.06 SHALL AFFECT THE RIGHT OF THE SELLER, THE SERVICER, ANY PURCHASER, ANY MANAGING AGENT OR THE PROGRAM AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 10.07. Costs, Expenses and Taxes.

         (a) In addition to the rights of indemnification under Article VIII hereof, the Seller agrees to pay to the Program Agent and each Managing Agent on demand (i) all reasonable costs and expenses incurred in the periodic auditing of the Seller or the Servicer pursuant to Section 5.01(c) or 5.04(a)(iii), as applicable, whether annually or on a more frequent basis, and (ii) all reasonable costs and expenses of the Program Agent and each Managing Agent in connection with the preparation, execution and delivery (including any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including, without limitation, all pre-closing due diligence expenses and the fees and out-of-pocket expenses of counsel for the Program Agent and each Managing Agent with respect thereto and with respect to advising the Program Agent and each Managing Agent and the related Purchasers as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder.

         (b) In addition, the Seller shall pay any and all stamp, sales, transfer and other taxes and fees (including, without limitation, UCC filing fees and any penalties associated with the late payment of any UCC filing fees) payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and agrees to indemnify the Program Agent, the Managing Agents, the Purchasers and the Liquidity Providers against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 10.08. No Proceedings. The Seller, the Servicer, each Purchaser, each Managing Agent and the Program Agent each hereby agrees that it will not institute against any Conduit Purchaser any proceeding of the type referred to in Section 7.01(f) so long as any CP Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such CP Notes shall have been outstanding.

         SECTION 10.09. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 10.10. Confidentiality. Each of the parties hereto agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or to the extent a party determines such Information is required to be disclosed in any filing with the Securities and Exchange Commission, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder, (f) to any independent financial rating agencies, (g) subject to an agreement containing provisions substantially the same as those of this Section, to any Liquidity Provider, third-party credit enhancement provider, or any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (h) with the consent of the party providing such Information or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to such party on a nonconfidential basis from a source other than the provider of the Information. For the purposes of this Section 10.10, "Information" means (a) all information received from ATTWS or the Seller relating to ATTWS or its business or the Seller or its business, other than any such information that was available to the party to this agreement receiving such information on a nonconfidential basis prior to disclosure by ATTWS or the Seller; and (b) any other information obtained as a result of being a party hereto, to any related documents or to any of the transactions contemplated hereby or thereby (including, without limitation, the contents of any summary of indicative terms and conditions with respect to such transactions, any information which is marked "confidential", the provisions of this Agreement and any of the other Facility Documents and any other information regarding the Managing Agents' administration of the respective commercial paper programs of the Conduit Purchasers). Any Person required to maintain the confidentiality of Information as provided in this Section 10.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       SIERRA NEVADA WIRELESS RECEIVABLES
                                       CORPORATION, as Seller


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       AT&T WIRELESS SERVICES OF NEVADA, INC.,
                                       as Servicer


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       CITICORP NORTH AMERICA, INC.,
                                       as Program Agent


                                       By
                                           -------------------------------------
                                           Name:
                                           Title:

CNAI PURCHASE GROUP

Conduit Purchase Limit:                CIESCO L.P., as a Conduit Purchaser
$300,000,000
                                       By:  Citicorp North America, Inc.,
                                            as Attorney-in-Fact

                                            By
                                              ----------------------------------
                                              Name:
                                              Title:

Conduit Purchase Limit:                CORPORATE ASSET FUNDING COMPANY,
$300,000,000                           INC., as a Conduit Purchaser

                                       By:  Citicorp North America, Inc.,
                                            as Attorney-in-Fact

                                            By
                                              ----------------------------------
                                              Name:
                                              Title:


Commitment:  $600,000,000              CITIBANK, N.A., as a Committed Purchaser


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       CITICORP NORTH AMERICA, INC., as a
                                       Managing Agent


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

CIBC PURCHASE GROUP

Conduit Purchase Limit:                ASSET SECURITIZATION COOPERATIVE
$350,000,000                           CORPORATION, as a Conduit Purchaser


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



Commitment:  $350,000,000              CANADIAN IMPERIAL BANK OF
                                       COMMERCE, as a Committed Purchaser and
                                       as a Managing Agent


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

BOA PURCHASE GROUP

Conduit Purchase Limit:                RECEIVABLES CAPITAL CORPORATION,
$250,000,000                           as a Conduit Purchaser


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



Commitment:  $250,000,000              BANK OF AMERICA, N.A., as a Committed
                                       Purchaser and as a Managing Agent


                                       By
                                          --------------------------------------
                                          Name:
                                          Title: